SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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      14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                              BREDA TELEPHONE CORP.
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

May 1, 2004

Dear Shareholders:

      You are cordially invited to the annual meeting of Breda Telephone Corp. at the corporate office of Breda Telephone Corp. located at 112 East Main, Breda, Iowa, on Tuesday, May 18, 2004 at 7:30 p.m. Lunch will be served. Breda Telephone Corp.'s office is identified by the Western Iowa Networks sign in front of the office. "Western Iowa Networks" is a service mark of Breda Telephone Corp.

      The following documents are being provided to you along with this letter:

            1.    Notice of Annual Meeting of Shareholders

            2.    Proxy Statement

            3.    Ballot

            4.    2003 Annual Report

            5.    Two ballot envelopes

      One item on the ballot is the Ratification of Appointment of Auditors. Breda Telephone Corp.'s Board of Directors has retained Kiesling Associates, LLP to act as independent auditors for Breda Telephone Corp. during 2004. The other item on the ballot is the election of directors. There are three candidates for the three director positions that need to be filled at this year's annual meeting. Please complete your ballot and return it as instructed in the ballot.

      We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

      We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

                                              Sincerely,


                                              /s/ Clifford Neumayer
                                              -------------------------------
                                              Clifford Neumayer
                                              President - Board of Directors

                              BREDA TELEPHONE CORP.

                             -----------------------

                           112 East Main, P.O. Box 190
                                Breda, Iowa 51436

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 2004

                             -----------------------

Notice is hereby given that the Annual Meeting of Shareholders of BREDA TELEPHONE CORP. will be held at the corporate office of Breda Telephone Corp. located at 112 East Main, Breda, Iowa, on Tuesday, May 18, 2004 at 7:30 p.m., Breda, Iowa local time, for the following purposes:

      1.    To elect three directors.

      2.    To ratify the appointment of auditors for the year 2004.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 14, 2004, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND RETURN THE BALLOT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO BY NOTIFYING THE SECRETARY OR ANOTHER OFFICER OF BREDA TELEPHONE CORP. AT THE COMMENCEMENT OF THE MEETING.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP. THE BALLOT IS BEING TRANSMITTED TO SHAREHOLDERS BY BREDA TELEPHONE CORP. IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the 2003 Annual Report to Shareholders, which includes audited financial statements, is also enclosed.

                                        By Order of the Board of Directors,


                                        /s/ Larry Daniel
                                        ---------------------------------------
                                        Larry Daniel
                                        Secretary
Breda, Iowa
May 1, 2004

                              BREDA TELEPHONE CORP.
                                  112 East Main
                                  P.O. Box 190
                                Breda, Iowa 51436

                                 PROXY STATEMENT

                  Annual Meeting of Shareholders, May 18, 2004

                               GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by BREDA TELEPHONE CORP. ("Breda") for use at the Annual Meeting of Shareholders to be held on May 18, 2004, at 7:30 p.m. at the corporate office of Breda located at 112 East Main, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting"). If a ballot is properly completed and timely returned to Breda, the shares it represents will be voted at the Meeting in accordance with the instructions contained in the ballot. If a shareholder attends the Meeting and desires to withdraw the shareholder's ballot, the shareholder may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about May 1, 2004. The cost of the distribution and handling of this Proxy Statement and the ballots will be borne by Breda. The ballot is not solicited on behalf of the Board of Directors of Breda. The ballot is being transmitted to the shareholders by Breda in accordance with the Amended and Restated Bylaws of Breda.

                                VOTING SECURITIES

Only shareholders of record as of the close of business on April 14, 2004 will be entitled to notice of and to vote at the Meeting.

Breda has a single class of common stock, without par value ("Common Stock"). There were 31,491 shares of Common Stock outstanding on April 14, 2004. Those shares were held by 567 different shareholders. Each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of Breda's Class A stock. Those shareholders have one vote for each share of former Class A stock that was held by them on February 28, 1995, and continuing until one of the following occurs: (1) the shareholder no longer receives service from Breda; (2) the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange area served by Breda; (3) the shareholder dies; or (4) the shareholder transfers the shareholder's shares to another person. As of April 14, 2004, there were 22 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock that was held by them on February 28, 1995. Those 22 shareholders held a total of 61 shares of the former Class A stock on that date.

Any number of shareholders of Breda present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number so required shall constitute a quorum. Breda does not, however, believe a different number is required by law for any of the matters scheduled to be presented to the shareholders at the Meeting. Votes withheld for any matter, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or Breda's Amended and Restated Articles of Incorporation. Breda does not believe that a greater number is required by law or the Amended and Restated Articles of Incorporation for the vote on the ratification of the appointment of auditors for Breda for the year 2004.

Under Breda's Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at Breda's offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. Breda's Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of Breda, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, Breda does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

Given the requirement in Breda's Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no shareholder action will be able to be taken at the Meeting other than the election of directors and the ratification of the appointment of Breda's auditors for 2004.

                              ELECTION OF DIRECTORS

The Board of Directors of Breda consists of seven members. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected, or until his or her death, resignation or removal. The terms of office of the directors are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year.

Each director must also be a shareholder of Breda, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

One of the purposes of the Meeting is to elect three directors. Two of those directors need to be elected because the term of two existing directors will expire at the Meeting. The third director to be elected at the Meeting will be elected to serve the remaining two years of the three year term of Roger Nieland, who passed away unexpectedly on July 8, 2003. The nominees for those three director positions are identified below.

Breda has established a nomination process for determining the nominees for directors of Breda. Under that process, a person meeting the qualifications set forth in the preceding paragraph can be nominated to serve as a director of Breda if at least three shareholders nominate that person and provide a nominating petition to Breda. Breda notified its shareholders by letter in February, 2004, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to Breda by no later than March 31, 2004. Three individuals were nominated to serve as a director through this process. Those individuals are identified below.

Although the Board anticipates that all nominees will be able to serve, in the event any one or more of the nominees should be unable to do so, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for any other nominee.

Directors Continuing in Office.

The following information is furnished for each person who will continue as a director following the Meeting.

Clifford Neumayer has been a director of Breda since April, 1996. His current term as a director will end at the annual shareholders meeting which is held in 2005. He has also been a director of each of Breda's subsidiaries since April, 1996. Mr. Neumayer was the Vice-President of Breda and each of Breda's subsidiaries from May 7, 1996 through June 9, 2003, and he has been the President of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Neumayer has been self employed as a farmer since 1970. Mr. Neumayer is 55 years old.

Dave Grabner has been a director of Breda since April, 1999, and the Treasurer of Breda since June, 2001. His current term as a director of Breda will end at the annual shareholders meeting which is held in 2005. He has also been a director of each of Breda's subsidiaries since April, 1999, and the Treasurer of each of Breda's subsidiaries since June, 2001. Mr. Grabner has been self-employed as an electrician for approximately 33 years. He was also previously self-employed as a farmer. Mr. Grabner is 55 years old.

Dean Schettler has been a director of Breda since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2006. He has also been a director of each of Breda's subsidiaries since April, 1997. Mr. Schettler was the President of Breda and each of Breda's subsidiaries from May 11, 1998 through June 9, 2003, and he has been the Vice-President of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 51 years old.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual shareholders meeting which is held in 2006. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck has been self-employed as a farmer for approximately 29 years. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 64 years old.

Director Not Continuing in Office.

Larry Daniel has been a director of Breda since April, 1995, and the Secretary since May, 1996. He has also been a director of each of Breda's subsidiaries since April, 1995, and the Secretary of each of the subsidiaries since May, 1996. Mr. Daniel has been a self-employed farmer for approximately 39 years. Mr. Daniel is 61 years old. Mr. Daniel's term as a director of Breda will end at the 2004 annual meeting of the shareholders. He has served three consecutive terms as a director, and under Breda's policies Mr. Daniel must be off the Board of Directors for at least one year. Mr. Daniel is therefore not a nominee for election as a director at the 2004 annual meeting of the shareholders.

Director Elected to Fill Vacant Director Position.

Roger Nieland, one of Breda's directors, passed away unexpectedly on July 8, 2003. Mr. Nieland had been a director of Breda since May, 2000, and he had been elected to serve another three year term as a director at the May 20, 2003 annual meeting of the shareholders of Breda. Breda's Board of Directors has the authority to fill any vacancy occurring on the Board of Directors through death by the affirmative vote of a majority of the remaining directors, but a director elected by the Board of Directors to fill a vacancy can only serve as a director until the next election of directors by the shareholders, at which time the shareholders must elect a director to serve for the remainder of the three year term of the vacant directorship. The Board of Directors exercised that authority at its August 12, 2003 meeting by electing Rick Anthofer to fill the vacancy created by Mr. Nieland's death until the Meeting.

Nominees for Director.

The terms of two directors will expire at the Meeting, so two directors accordingly need to be elected at the Meeting. The directors who are elected to those two director positions will serve until the annual shareholders meeting which is held in 2007. There are two nominees for those two director positions, and the following two paragraphs provide some information regarding those nominees.

Charles (Chuck) Thatcher is one of the nominees for election as a director. Mr. Thatcher has been a director of Breda since May, 2001. He has also served as a director of each of Breda's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 19 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 52 years old.

Neil Kanne is also a nominee for election as a director. Mr. Kanne has never held any positions with Breda or any of its subsidiaries. He has been self employed as a farmer for at least the last five years. Mr. Kanne is 57 years old.

As noted above, the shareholders also need to elect a director to serve the remaining two years of the three year term of Roger Nieland, who died unexpectedly on July 8, 2003. The director elected to this director position will serve until the annual shareholders meeting which is held in 2006.

Rick Anthofer has been nominated to fill this director position. Mr. Anthofer has been a director of Breda since August 12, 2003, when he was elected as a director by the Board of Directors to fill the vacancy created by the death of Roger Nieland. He has also been a director of each of Breda's subsidiaries since August 12, 2003. Mr. Anthofer has been the vice president of Breda Savings Bank, Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistant vice president at Carroll County State Bank in Carroll, Iowa, for approximately thirteen years prior to that time. Mr. Anthofer has also been a member of the Breda, Iowa City Council since 1988. Mr. Anthofer is 47 years old.

Directors of Breda's Subsidiaries.

The directors of Breda have historically also served as the directors for Breda's four direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of Breda will accordingly also be elected by Breda or the applicable subsidiary of Breda to serve as a director of each of those four subsidiaries.

Committees of the Board of Directors.

Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda's entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee.

Breda's Board of Directors has determined that Breda does not have an audit committee financial expert, as that term is defined in Item 401(e)(2) of Regulation S-B, serving on the Board of Directors. There are various factors which may contribute to the fact that Breda does not have an audit committee financial expert serving on its Board of Directors. For example, although Breda is subject to the reporting requirements of the Securities Exchange Act of 1934, it is a relatively small company, and its corporate offices are located in a small, rural community in Iowa, both of which facts limit its ability to identify and to attract an audit committee financial expert. Also, under Breda's governing documents, an individual can only be a director of Breda if the individual is a shareholder of Breda, and an individual can only be a shareholder of Breda if the individual is a resident of the Breda, Iowa or Lidderdale, Iowa telephone exchange areas served by Breda and subscribes to Breda's telephone services. There is therefore a very limited pool of individuals who are even eligible to be considered for a director position with Breda. Also, no shareholder may own more than 1% of the total issued and outstanding Common Stock, with certain very limited exceptions, there are various restrictions on a shareholder's right to sell and assign shares of Common Stock, and each shareholder is generally entitled to only one vote on each matter submitted to the shareholders, regardless of the number of shares of Common Stock held by the shareholder. Those restrictions may limit the number of individuals who desire to be a shareholder of Breda. Further, all nominees for election as a director of Breda are nominated by the shareholders, and the shareholders may not take into consideration some of the particular issues that are raised or attempted to be addressed by the Securities Exchange Act of 1934 and its implementing regulations. Breda's Board of Directors believes that all of these factors make it unlikely that Breda will have an audit committee financial expert serving on the Board of Directors in future years.

Breda does not have a standing nominating committee of the Board of Directors, or any committee performing similar functions.

The Board of Directors believes that it is appropriate for Breda to not have a standing nominating committee because Breda has an established shareholder nomination process for determining the nominees for election as a director of Breda. The process has been utilized since Breda was organized, but there is no charter or other document setting out the process. Under that process, Breda notifies all of its shareholders by letter that anyone wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, must submit a nominating petition to Breda. Breda forwarded that letter to its shareholders on February 27, 2004 with respect to the Meeting. The letter informed the shareholders that anyone wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to Breda by no later than March 31, 2004, and that any shareholder could obtain a nominating petition by contacting Breda. A nominating petition must be signed by at least three shareholders of Breda, so in order for a person to become a nominee for election as a director, at least three shareholders must be willing to sign a nominating petition. One of those shareholders may, however, be the nominee. Each nominee must also meet the qualification requirements for election as a director set out at the beginning of this Section of this Proxy Statement. If a person is properly and timely nominated by the shareholders and meets the qualification requirements for a director, the person will be presented as a nominee for election as a director. The directors therefore do not, in their capacity as directors, participate in the consideration of director nominees, other than to perhaps at times simply confirm that the nominees have been properly and timely nominated and meet the qualification requirements for election as a director. The latter determinations are, however, generally made by an officer of Breda or by the chief operations officer or chief financial officer of Breda. As previously noted, however, each director may, in his or her capacity as a shareholder, nominate himself or herself for election as a director pursuant to the above-described shareholder nomination process.

There were no material changes in 2003 to the procedures by which the shareholders of Breda may designate the nominees for election to Breda's Board of Directors.

Breda does have a standing compensation committee comprised of three members of Breda's Board of Directors. The members of the compensation committee are appointed annually by the Board of Directors at its June organizational meeting. The compensation committee considers compensation matters with respect to Robert Boeckman and Jane Morlok, Breda's chief operations officer and chief financial officer, including their annual bonus, and makes recommendations regarding those compensation matters to the Board of Directors. The members of the compensation committee from June of 2002 through June of 2003 were Clifford Neumayer, Roger Nieland and Charles Thatcher. The members of the compensation committee that were appointed in June, 2003 were John Wenck, Charles Thatcher and Roger Nieland. Larry Daniel was appointed to fill the vacancy on the compensation committee caused by Mr. Nieland's death in July, 2003. The compensation committee as appointed in June, 2002, held three committee meetings during 2003. No meetings were held during 2003 by the compensation committee as appointed in June, 2003.

Meetings of the Board of Directors; Attendance of Shareholder Annual Meetings.

The Board of Directors held a total of 20 meetings during 2003. Each director attended at least 75% of those meetings and of all meetings of any committees of the Board of Directors on which the director served during 2003.

Breda does not have any policy with regard to directors' attendance at annual meetings of the shareholders. Breda does, however, encourage all of its directors to attend the annual meeting of shareholders, and all of the directors attended the annual shareholders meeting in 2003.

Shareholder Communications to the Board of Directors.

Any shareholder desiring to send communications to the Board of Directors may do so in writing by either delivering the writing to Breda's corporate office at 112 East Main, P.O. Box 190, Breda, Iowa 51436, or by mailing the writing to that address, in either case, to the attention of the President of Breda. Breda will send a copy of each such writing directly to each director.

Compensation of the Board of Directors.

Since June 1, 2003, all of Breda's directors have received $150 for each regular, special and conference call meeting of the Board of Directors. The vice-president, secretary and treasurer of Breda also currently receive an additional $25 for each regular, special and conference call meeting of the Board of Directors, and the president of Breda receives an additional $100 per meeting. Those payments are made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the Board of Directors. Breda's directors received $125 for each regular, special and conference call meeting from June, 2001 through May, 2003. Breda's directors received $100 for each regular, special and conference call meeting in 1999 and through May, 2001. The vice president, secretary and treasurer also received an additional $25 per meeting from May, 1999 through May, 2001. The president received an additional $50 per meeting from May, 1999 through May, 2001.

Since June, 2001, all of Breda's directors have received $150 per day for attending all day industry meetings related to Breda's or its subsidiaries' businesses. The meetings are not generally formal meetings of the Board of Directors, but the meetings are attended by the directors in their capacity as a director of Breda. The directors received $125 per day for such all day meetings from May, 1999 through May, 2001.

Since June, 2001, all of Breda's directors have received $150 for each outside meeting attended by a director and which lasts over three hours. The directors received $125 for each such meeting in 1999 and through May, 2001. The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the Board of Directors. Examples of outside meetings include conventions and city council meetings and meetings for purposes of ballot counting.

Since October, 2001, directors who serve on a committee have received $150 for each committee meeting which does not coincide with another meeting of the Board of Directors.

Breda's directors are also reimbursed for mileage and for any expenses incurred by them on account of attendance at any meeting of the Board of Directors or other meetings attended by them in their capacity as a director of Breda.

Breda's directors may also receive dial-up or high speed internet access from Breda or its subsidiaries at no cost. The current estimated yearly value of internet access is $300. The directors have been entitled to receive internet access since 1999.

The directors also became entitled to receive local telephone service from Breda or its subsidiaries at no cost, effective as of June 1, 2003. The current estimated yearly value of local telephone service is $222.

Executive Officers of Breda.

The executive officers of Breda are elected annually by the Board of Directors, and hold office until their successors are chosen or until their death, resignation or removal. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda as of the time of the mailing of this Proxy Statement are identified in the above discussion of the directors and nominees for director of Breda. The officers of Breda have historically also served as the officers for each of Breda's four direct and indirect wholly owned subsidiaries.

Significant Employees.

Breda has two employees who Breda believes make a significant contribution to its business. Those employees are Robert J. Boeckman and Jane A. Morlok.

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer. Mr. Boeckman is 42 years old.

Ms. Morlok became the chief financial officer of Breda on March 20, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations. Ms. Morlok is 50 years old.

Breda entered into a new employment agreement with both Mr. Boeckman and Ms. Morlok on July 1, 2003, but the employment agreements were effective as of January 1, 2003 for purposes of salary, bonuses and for establishing the term of the employment agreements. Breda does not believe the employment agreements were materially different from Breda's prior employment agreements with Mr. Boeckman and Ms. Morlok, but each of the employment agreements did include compensation adjustments and longer terms.

Mr. Boeckman.

Under the terms of Mr. Boeckman's employment agreement, he is employed in the capacity of chief operations officer and co-chief executive officer of Breda. Mr. Boeckman is responsible for the day-to-day operations of Breda under his employment agreement.

Mr. Boeckman's employment agreement is for a three year term commencing effective January 1, 2003 and accordingly will terminate on December 31, 2005 unless the employment agreement is earlier terminated in accordance with the employment agreement. Breda may terminate the employment agreement if Mr. Boeckman is absent from his employment by reason of illness or other incapacity for more than 26 consecutive weeks. Breda will pay Mr. Boeckman compensation during any such period of illness or incapacity in accordance with Breda's sick pay policy as then in effect. Breda may also terminate the employment agreement for cause upon five days written notice to Mr. Boeckman. The employment agreement provides that "for cause" includes, without limitation:

o     Fraud or theft,

o     Falsifying records,

o     Refusal to carry out a specific order of the Board of Directors,

o     Abuse, discrimination, or harassment of another employee,

o     Unauthorized dissemination of records or information,

o     Divulging confidential information,

o     Possession of illegal drugs or weapons while on Breda property,

o Conviction of a crime, the nature of which would be calculated to render an employee undesirable as a co-manager and detrimental to the best interests of Breda, and

o Using or possessing intoxicants or narcotics of any kind while on Breda premises or being at work under the influence of such substances.

Breda may also terminate the employment agreement at any time, without cause, by giving 30 days written notice to Mr. Boeckman. In this event, if requested by Breda, Mr. Boeckman shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, Mr. Boeckman shall be paid on the date of termination a severance allowance equal to the amount remaining to be paid under the employment agreement.

Mr. Boeckman may terminate the employment agreement, at any time, by giving 60 days notice to Breda. In this event, Breda shall pay Mr. Boeckman his compensation up to the date of termination, but Mr. Boeckman shall not be entitled to any severance payment and will not be considered for any performance bonus.

If Mr. Boeckman's employment terminates by reason of his death, Breda is only obligated to make whatever payments may be required under its pension plan.

Mr. Boeckman's yearly salary under the employment agreement is $87,500 for the calendar year 2003, and is increased to $90,000 and $92,500 for, respectively, the 2004 and 2005 calendar years. Mr. Boeckman may also receive a bonus under the employment agreement. The employment agreement includes an attachment which sets forth some methodologies and procedures which may be followed by the board of directors in determining whether a bonus will be paid to Mr. Boeckman with respect to the 2003 calendar year and the amount of the bonus, but the employment agreement provides that the final determination as to the amount of the bonus rests solely in the discretion of the board of directors. Mr. Boeckman's bonus for 2003 was $11,900. The employment agreement provides that any bonus with respect to the 2004 and 2005 calendar years will be determined by measuring cash flow generated from operations and value added calculations, and that the amount of bonus that may be received by Mr. Boeckman with respect to the 2004 and 2005 calendar years will increase by 5% to 25% of his annual salary.

The employment agreement also provides that Mr. Boeckman shall be entitled to all employee benefits extended to all full time employees of Breda. Some of the benefits currently provided to Mr. Boeckman include health insurance, life insurance, disability insurance, cellular phone service, a clothing allowance, free local telephone service, free internet access and free basic cable service. Breda will also contribute an amount equal to 8.6% of Mr. Boeckman's annual gross salary to the defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association. Breda will also provide Mr. Boeckman with the pre-retirement death benefit that is available through the National Telephone Cooperative Association. Mr. Boeckman is also reimbursed for all reasonable and appropriate expenses incurred in carrying out his duties under the employment agreement.

Mr. Boeckman's employment agreement includes a limited noncompete covenant and confidential information covenant.

Ms. Morlok.

Ms. Morlok's employment agreement is similar to Mr. Boeckman's employment agreement. The primary differences between Ms. Morlok's employment agreement and Mr. Boeckman's employment agreement are as follows:

o Ms. Morlok's capacities under her employment agreement are chief financial officer and co-chief executive officer.

o Ms. Morlok's yearly salary under her employment agreement is $81,500 for the calendar year 2003, and is increased to $83,000 and $84,500 for, respectively, the 2004 and 2005 calendar years. Ms. Morlok's bonus for 2003 was $9,600.

Breda does not have any written employment agreements with any officers or any other employees.

Security Ownership of Management.

The following table sets forth the percentage ownership of Breda's Common Stock as of April 14, 2004 by:

      o     Each of Breda's directors;

      o     Each nominee for director;

      o     Each of Breda's officers;

      o     The chief operations officer of Breda; and

      o All directors and officers of Breda and the chief operations officer of Breda as a group.

                            Security Ownership Table

      Name and Address of
        Beneficial Owner             Number of Shares      Percentage Ownership
      -------------------            ----------------      --------------------

      Dean Schettler                         30                    .0953%
      16326 120th St
      Breda, Iowa 51436

      Clifford Neumayer                     181                    .5748%
      11846 Ivy Avenue
      Breda, Iowa 51436

      Larry Daniel                            4                    .0127%
      15731 Robin Avenue
      Glidden, Iowa 51433

      John Wenck                              6                    .0191%
      23909 140th St
      Carroll, Iowa 51401

      Dave Grabner                           55*                   .1747%
      11098 130th Street
      Breda, Iowa 51436

      Rick Anthofer                           3                    .0095%
      301 N. 4th
      Breda, Iowa 51436

      Charles Thatcher                        2**                  .0064%
      15053 Granite Avenue
      Breda, Iowa 51436

      Robert Boeckman                        30                    .0953%
      23678 150th Street
      Carroll, Iowa 51401

      Neil Kanne                              2                    .0064%
      12828 Phoenix Avenue
      Carroll, Iowa 51401

      All directors, officers and
      the chief operations officer
      as a group (8 persons)                311                     .988%

      *     One of these shares is held by Mr. Grabner's spouse.

      **    One of these shares is held by Mr. Thatcher's spouse.

All of the above shares of Common Stock are directly owned by the listed individuals, except only as noted with respect to Mr. Grabner and Mr. Thatcher.

Jane Morlok, Breda's chief financial officer, does not own any shares of Common Stock.

To Breda's knowledge, no person or group is the beneficial owner of more than 5% of Breda's Common Stock, and no person or group holds more than 5% of Breda's Common Stock under a voting trust or similar agreement.

                       EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by Breda to Robert J. Boeckman, Breda's chief operations officer, in the 2003, 2002 and 2001 fiscal years, and to Jane Morlok, Breda's chief financial officer, in the 2003 and 2002 fiscal years. Mr. Boeckman's services as the chief operations officer of Breda are similar to those normally provided by the chief executive officer of an Iowa corporation.

                           Summary Compensation Table

      Name and                                                    Other Annual        All Other
      Position                 Year     Salary(1)      Bonus     Compensation(2)   Compensation(3)
      --------                 ----     ---------      -----     ---------------   ---------------
      Robert J. Boeckman,      2003      $87,490      $11,900         $1,508            $21,061
      Chief Operations         2002      $84,341      $ 9,082         $1,795            $18,067
          Officer              2001      $81,853      $11,200         $2,370            $18,157

      Jane Morlok,             2003      $81,425      $ 9,600         $1,521            $20,246
      Chief Financial          2002      $78,602      $ 8,250         $1,808            $17,282
         Officer

      (1) This amount includes contributions of 3% of annual gross salary pursuant to Breda's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, participants must contribute a minimum of 3% of annual gross salary. See also the "All Other Compensation" column above.

      (2) This amount includes payments by Breda from a fund established by Breda based upon sales of cell phones. The fund is allocated equally among the employees employed at Breda. All employees share in the fund even if they are not involved in the sale of cell phones. Neither Mr. Boeckman nor Ms. Morlok are involved in those sales. The amounts also include a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman or Ms. Morlok by Breda or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

      (3) This amount represents contributions by Breda to Breda's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires Breda to contribute an amount equal to 8.6% of a participant's annual gross salary. See also footnote 1 above regarding participants' contributions to the program. This amount also includes a long term disability contribution of 1.53% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

Clifford Neumayer is the president of Breda. No information is provided for Mr. Neumayer in the summary compensation table because he does not receive compensation in his capacity as the president of Breda. Mr. Neumayer does receive compensation for his services as a director of Breda. The compensation payable to directors is discussed elsewhere in this Proxy Statement. Dean Schettler also served as the president of Breda for a portion of 2003, but no information is provided for Mr. Schettler in the summary compensation table for the same reason as set forth for Mr. Neumayer.

Breda may terminate its employment agreement with Mr. Boeckman and its employment agreement with Ms. Morlok at any time, without cause, by giving 30 days written notice to Mr. Boeckman or Ms. Morlok. In this event, however, Breda must pay Mr. Boeckman or Ms. Morlok, as the case may be, on the date of termination a severance allowance equal to the amount remaining to be paid, if any, under their employment agreement.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has retained the accounting firm of Kiesling Associates, LLP to act as independent auditors for Breda during 2004 and is requesting ratification of that action by the shareholders. Breda knows of no direct or material indirect financial interests of Kiesling Associates, LLP in Breda or any of Breda's subsidiaries. One or more representatives of Kiesling Associates, LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

                     DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following paragraphs describe the aggregate fees that were billed to Breda by Kiesling Associates, LLP for the fiscal years ended December 31, 2002 and December 31, 2003.

Audit Fees.

Breda was billed $60,460 and $32,520 for, respectively, the fiscal years ended December 31, 2002 and December 31, 2003 for the audit of Breda's annual financial statements and review of the financial statements included in Breda's quarterly reports on Form 10-QSB or services that are normally provided in connection with statutory and regulatory filings or engagements for those two fiscal years.

Audit Related Fees.

Breda was billed $29,920 and $45,875 for, respectively, the fiscal years ended December 31,

2002 and December 31, 2003 for assurance and related services that were reasonably related to the performance of the audit or review of Breda's financial statements and which are not reported under "Audit Fees" above. The nature of those services was compliance, assurance and review work in connection with SEC filings.

Tax Fees.

Breda was billed $2,750 and $3,225 for, respectively, the fiscal years ended December 31, 2002 and December 31, 2003 for tax compliance, tax advice and tax planning services. The nature of those services was tax return and estimated tax preparation work.

All Other Fees.

Breda was billed $14,375 and $10,180 for, respectively, the fiscal years ended December 31, 2002 and December 31, 2003 for products and services which are not described under "Audit Fees", "Audit Related Fees" or "Tax Fees" above. The nature of those products and services was consulting on industry related issues. Breda's Board of Directors has considered whether the provision of those services is compatible with maintaining Kiesling Associates, LLP's independence.

Each specific engagement of Kiesling Associates, LLP is approved by the Board of Directors of Breda, and the Board of Directors does not have any pre-approval policies or procedures described in 17 CFR 210.2-01(c)(7)(i) with respect to the provision of any services by Kiesling Associates, LLP. None of the services described in "Audit Related Fees," "Tax Fees" or "All Other Fees" above were approved by Breda's Board of Directors pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

                             AUDIT COMMITTEE REPORT

As previously noted in this Proxy Statement, Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda's entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee. Breda's Board of Directors has not adopted a written charter with respect to the Board of Directors' performance of audit committee type functions. Audit committee functions include overseeing the accounting and financial reporting processes of Breda and audits of the financial statements of Breda.

The Board of Directors has reviewed and discussed Breda's audited financial statements for the year ended December 31, 2003 with management of Breda and Kiesling Associates LLP, Breda's independent auditors. The Board of Directors has also discussed with Kiesling Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication With Audit Committees"). The Board of Directors has also received the written disclosures and the letter from Kiesling Associates LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions With Audit Committees"), and has discussed with Kiesling Associates LLP that firm's independence. Based on the review and the discussions referred to in this paragraph, the Board of Directors determined that Breda's audited financial statements be included in Breda's Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The name of each director of Breda is as follows:

                  Clifford Neumayer               Larry Daniel
                  Dean Schettler                  Charles Thatcher
                  Dave Grabner                    Rick Anthofer
                  John Wenck

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

In order for a proposal of any shareholder pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented for inclusion in Breda's proxy statement and the ballot for the annual meeting of shareholders to be held in 2005, the proposal must be received at Breda's principal executive office by no later than January 5, 2005. Any such proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Breda's proxy materials.

Any shareholder proposal submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Breda's principal office by no later than March 16, 2005.

All proposals should be directed to Breda at Breda's principal executive office located at 112 E. Main, P.O. Box 190, Breda, Iowa, to the attention of Breda's President. It is suggested that proposals be sent by certified mail, return receipt requested.

                                  OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than the two matters noted in this Proxy Statement. As discussed in the Section above entitled "VOTING SECURITIES," given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the 2003 Annual Report to Shareholders is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

                                             By order of the Board of Directors,


                                             /s/ Larry Daniel
                                             -----------------------------------
                                             Larry Daniel
                                             Secretary
Breda, Iowa
May 1, 2004

                              BREDA TELEPHONE CORP.
                                     BALLOT
                         Annual Meeting of Shareholders
                                  May 18, 2004

      This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if this Ballot is properly completed and timely returned to Breda Telephone Corp. You must complete and date this Ballot and place it in the enclosed envelope marked "Ballot". You must then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You must return this Ballot so that it will be received at the post office box noted on the control number envelope by 5:00 p.m. on May 18, 2004, or you can deliver this Ballot at the annual meeting. If you return this Ballot to Breda Telephone Corp. and attend the meeting and desire to change your vote from that indicated on this Ballot, you may do so by notifying the Secretary or another officer of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another ballot to complete and deliver to the Secretary at the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp. This Ballot is being transmitted to you by Breda Telephone Corp. in accordance with the Amended and Restated Bylaws of Breda Telephone Corp.

There are three director positions to be filled and there are three nominees to fill those positions. If you do not vote for a particular nominee for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominee or nominees will still be counted. If you do not vote for any of the nominees for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of any of the nominees. Note that Rick Anthofer is the nominee to serve for the remainder of the three year term of the director position formerly held by Roger Nieland.

Election of Directors

I hereby vote FOR the following nominees for director. (TO VOTE FOR A NOMINEE, PLACE AN "X" IN THE BOX BY THE NAME OF THE NOMINEE)

            |_|   Charles (Chuck) Thatcher

            |_|   Neil Kanne

            |_|   Rick Anthofer

Ratification of Appointment of Auditors

I hereby vote as follows with respect to the ratification of Kiesling Associates, LLP to act as independent auditors for Breda Telephone Corp. during 2004:

            |_| For              |_| Against            |_| Abstain

Dated: __________________, 2004.

                              BREDA TELEPHONE CORP.

                               2003 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

      This annual report is being provided to the shareholders of Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held at Breda's corporate office located at 112 East Main, Breda, Iowa, on Tuesday, May 18, 2004, at 7:30 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

               CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

      Various discussions and statements in this annual report are or contain forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to financial results and condition; anticipated future trends in business, revenues or net income; projections concerning operations and cash flow; business, growth and acquisition opportunities and strategies; management's plans and intentions for the future; competitive position; and other forecasts, projections and statements of expectation. Words such as "expects," "estimates," "plans," "will," "anticipates," "contemplates," "forecasts," "predicts," "projects," "prospects," "possible," "hopeful," "intends," "believes," "seeks," "should," "thinks," "objectives" and other similar expressions or variations of those words or those types of words help identify forward looking statements. Forward looking statements are made based on numerous and varied estimates, projections, views, beliefs, strategies and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

      Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous and varied factors, risks and uncertainties, some that are known and some that are not, and nearly all of which are beyond the control of Breda and its management. It is not possible to predict or identify all such factors, risks and uncertainties, but some of the factors, risks and uncertainties affecting forward looking statements include, but are not limited to, the following:

      o adverse changes by the Federal Communications Commission or other regulatory authorities to the access charge rates that can be charged by Breda and its subsidiaries to long distance carriers or to the rules and other requirements regarding access charge rates or access charges, whether instituted by the regulatory authorities or at the request or by reason of court or other actions taken by long distance carriers or other interested persons;

      o technological advances in the telecommunications, cable and related industries, which are always occurring and at an ever increasing rate, and any one or more of which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

      o changes in employee relations, including the loss of a key employee or employees;

      o industry conditions and occurrences, including bankruptcies and insolvencies of long distance carriers (such as Global Crossing and WorldCom), and consolidations in the telecommunications and cable industries, which may result in competitors which are larger and better financed and with greater geographic reach, allowing them to compete over broader areas and more effectively;

      o economic conditions at the national, regional and local levels, which are always somewhat uncertain given that many different tangible and intangible factors and occurrences can affect the economy;

      o political conditions and occurrences at the international, national, regional and local levels, including rumors about, or threats and/or acts of, terrorism or war;

      o the general emotions and psychology of the economy, the markets and consumers, which can at times seem to be totally unrelated to actual economic or market conditions or other more tangible factors;

      o     litigation;

      o     inaccurate assumptions or predictions by management;

      o the ability to enter into and maintain agreements which are necessary to provide services, and on favorable terms;

      o ever increasing costs and expenses which are necessary to Breda's and its subsidiaries' businesses but which are outside of Breda's control, such as health and other insurance costs;

      o acts or omissions of existing and/or new competitors and other third parties, including offering lower prices or new or substitute products or services and their use of new marketing strategies and approaches or new third parties entering into Breda's or any of its subsidiaries' marketing or service areas;

      o the risks associated with technological requirements, technology substitution and changes and other technological developments;

      o changes in or more governmental laws, rules, regulations or policies;

      o reductions in or other changes to governmental programs assisting or affecting the telecommunications, cable and related industries, and in particular programs which aid providers of those services to rural areas;

      o the continued availability of financing, and on favorable terms, and the cost of financing and consequences of leverage; and

      o the effects of ever increasing and changing competition and relationships with other carriers and other parties, including competition or relationships which require Breda or its subsidiaries to develop new pricing for services, such as interexchange access charges and wireless access charges, or new marketing strategies or new product offerings, and the related risk that Breda or its subsidiaries will not be able to respond on a timely or profitable basis to competitive changes or pressures.

                             DESCRIPTION OF BUSINESS

General.

Breda is an Iowa corporation with its principal offices in Breda, Iowa.

Breda's principal business is providing telephone services. Telephone services are also provided by three of Breda's wholly owned subsidiaries, Prairie Telephone Co., Inc. ("Prairie Telephone"), Westside Independent Telephone Company ("Westside Independent") and BTC, Inc. A total of eight Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone, Westside Independent or BTC, Inc.

BTC, Inc. has provided internet access services in the Carroll, Iowa market area since 1997, and long distance services since approximately July, 2000. BTC, Inc. began to also offer local telephone services in the Carroll, Iowa market area as a competitive local exchange carrier in October, 2003.

Tele-Services, Ltd. ("Tele-Services") is also a wholly owned subsidiary of Breda. Tele-Services provides cable television services to eighteen towns in Iowa and one town in Nebraska.

Breda's and its subsidiaries' telephone and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also discussed below.

Local Exchange Carrier Services.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. provide telephone services to the following eight Iowa towns and their surrounding rural areas:

                o  Breda, Iowa                o  Pacific Junction, Iowa

                o  Lidderdale, Iowa           o  Yale, Iowa

                o  Macedonia, Iowa            o  Westside, Iowa

                o  Farragut, Iowa             o  Carroll, Iowa

All of the towns are in central and southern Iowa.

Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside, and BTC, Inc. provides services to Carroll. The surrounding rural areas that are served are those within approximately a ten mile to fifteen mile radius of each of the towns. As noted above, BTC, Inc. began offering local exchange carrier services in the Carroll, Iowa market area in October of 2003. Prior to that time, BTC, Inc. only offered long distance services and Internet services in the Carroll, Iowa market area.

The primary services provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc. are providing their subscribers with basic local telephone service and access services for long distance calls outside the local calling area. As of December 31, 2003, they were serving approximately 2,882 telephone numbers and related access lines. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing those services.

BTC, Inc.'s principal revenue sources in 2003 were from providing Internet and long distance services. BTC, Inc. provides Internet services and long distance services for its own customers and for the customers of Breda, Prairie Telephone and Westside Independent. As noted above, BTC, Inc. did not offer local telephone services until October of 2003.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are all subject to regulation by the Iowa Utilities Board (the "IUB"). They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the IUB. Although not anticipated to occur, the IUB could terminate their right to provide services if they fail to comply with those rules and regulations. The areas regulated by the IUB include:

      o establishing minimum standards for the quality of the services and facilities provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc.;

      o the approval of any expansion beyond the telephone service areas currently served by Breda, Prairie Telephone, Westside Independent and BTC, Inc.;

      o the treatment of Breda, Prairie Telephone, Westside Independent and BTC, Inc. as rural telephone companies under the Telecommunications Act of 1996, which may at times exempt them from certain requirements under that Act; and

      o the designation of Breda, Prairie Telephone and Westside Independent as "eligible telecommunications carriers", which designation allows them to receive the universal services funding component of the support payment funding program administered by the Federal Communications Commission.

They received universal services funding of $806,146, in the aggregate, in 2003.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are also subject to regulation by the Federal Communications Commission (the "FCC"). The areas regulated by the FCC include:

      o regulating the amount of the access charge rates that can be charged by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for interstate long distance calls;

      o the approval of any expansion beyond the telephone service areas currently served by Breda, Prairie Telephone, Westside Independent and BTC, Inc.; and

      o the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent.

They received $1,421,167, in the aggregate, in support payment funding in 2003. The latter amount includes, however, the $806,146 universal services funding component which is noted in the preceding paragraph.

The regulation of access charge rates is an area of particular concern to Breda because a substantial amount of Breda's total consolidated revenues are derived from access charge revenues. Breda, Prairie Telephone, Westside Independent and BTC, Inc. receive access charge revenues from long distance carriers (sometimes referred to in the telephone industry as "inter-exchange carriers" or "IXCs") for providing intrastate and interstate exchange services to those long distance carriers. In more basic terms, they receive access charge revenues for originating and terminating long distance calls made and received by their subscribers. The access charge rate that can be charged for interstate long distance calls is determined by the FCC. The FCC can change those rates at any time, and the more recent changes have lowered access charge rates. There are also some studies being conducted in Iowa as to whether there should be changes regarding intra-state access rates. Breda anticipates that there may be further reductions in access charge rates over the next several years. Since access charge revenues constitute a substantial portion of Breda's total consolidated revenues, this is an area of material risk to Breda and its subsidiaries.

Telephone services providers like Breda, Prairie Telephone, Westside Independent and BTC, Inc. are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda's, Prairie Telephone's, Westside Independent's and BTC, Inc.'s subscribers, and also request access to their lines and network facilities in order to offer any type of service that can be provided through those lines and facilities. The Act and the regulations promulgated by the FCC and state regulatory agencies to implement various parts of the Act could have a material adverse effect on Breda, Prairie Telephone, Westside Independent and BTC, Inc. because they open up Breda, Prairie Telephone, Westside Independent and BTC, Inc. to competition that they were not subject to in the past.

There are numerous telephone companies which have filed to provide telephone services throughout all of Iowa, and Breda anticipates that more of those types of filings will be made by other telephone companies. To date, however, no company has chosen to compete in any of Breda's, Prairie Telephone's or Westside Independent's service areas. Breda does not know the plans of any companies, but Breda currently believes the possibility of any company entering any of those service areas in 2004 is small. BTC, Inc. provides telephone services in the Carroll, Iowa market area. There are already other companies providing telephone services in that area, but Breda believes that the likelihood of additional local exchange carriers entering the Carroll, Iowa market area in 2004 is small. If any other telephone companies at some point determine to provide service in any of Breda's, Prairie Telephone's, Westside Independent's or BTC, Inc.'s service areas, there could be a reduction in revenue.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda's, Prairie Telephone's, Westside Independent's or BTC, Inc.'s networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances continue to occur in the telecommunications and cable industries.

Another factor faced by Breda, Prairie Telephone, Westside Independent and BTC, Inc. is the declining population base in the small, rural communities served by them, which adversely affects their current and prospective customer base.

Another industry issue that could have future, significant ramifications for Breda and its subsidiaries is number portability requirements. Number portability provides residential and business telephone customers with the ability to retain their existing telephone numbers when switching from one telephone service provider to another. Congress enacted the Telecommunications Act of 1996 to establish a national framework that promotes competition and reduces regulation in the telecommunications markets. The Act requires that local exchange carriers, such as Breda and it's telephone-related subsidiaries, open up their networks to local competition. The Act imposed new obligations and responsibilities on telecommunications carriers, particularly incumbent local exchange carriers. Number portability was one of the obligations that the Act imposed on all local exchange carriers, and the Act required the FCC to promulgate rules to implement the number portability requirements. The number portability requirements are viewed as consistent with the purposes of the Act because consumers might be reluctant to switch local exchange carriers if they have to change their telephone number, so number portability is viewed as facilitating competition.

The FCC's rules obligate incumbent local exchange carriers, such as Breda, Prairie Telephone and Westside Independent, to port numbers when the carrier receives a specific request from another telecommunications carrier (wireline or wireless) for number portability capability. The rules give incumbent local exchange carriers a maximum period of 180 days to implement number portability capability following receipt of a request, with the actual permissible time period dependent on the extent of the upgrades required to their switch in order to be able to provide number portability.

An incumbent local exchange carrier's number portability obligations were initially centered on responding to porting requests from other wireline carriers. In late 2003, however, the FCC released a Memorandum Opinion and Order and Further Notice of Rulemaking which clarified the circumstances under which its number portability rules apply to requests from wireless carriers. The determination of when an incumbent local exchange carrier must comply with a request for number portability from a wireless carrier depends upon the timing of the request, the type of carrier involved and whether the carrier is located within one of the 100 largest metropolitan statistical areas. The FCC's Memorandum Opinion and Order required or clarified that:

      o As of November 24, 2003, wireline carriers that have received a request to port numbers in one of the 100 largest metropolitan statistical areas must port numbers to wireless carriers where the requesting wireless carrier's "coverage area" overlaps the geographic location of the rate center in which the customer's wireline number is provisioned, thus clarifying that the requesting wireless carrier does not need to have a point of interconnection in the wireline local exchange carrier rate center.

      o The porting-in (wireless) carrier must maintain the number's original rate center designation following the port so that the calls to the ported number will continue to be rated as they were prior to porting.

      o The definition of the wireless "coverage area" is the area in which wireless service can be received from the wireless carrier.

      o Wireline carriers may not require wireless carriers to enter into interconnection agreements as a precondition to porting between carriers.

      o Wireline carriers operating outside the 100 largest metropolitan statistical areas are not required to port numbers to wireless carriers until May 24, 2004 or six months after receipt of a porting request from another carrier, whichever is later, which is the earliest date that wireless carriers serving these areas are required to implement number portability.

      o Wireline carriers (both inside and outside of the 100 largest metropolitan statistical areas) may file petitions with the FCC or the state public utility board for a waiver of their obligation to port numbers to wireless carriers if they can provide credible evidence demonstrating that porting is not technically feasible.

Of the exchanges served by Breda, Prairie Telephone, Westside Independent and BTC, Inc., only the Pacific Junction exchange falls within one of the 100 largest metropolitan service areas. The area includes Omaha, Nebraska.

The IUB filed comments with the FCC in the matter of "Telephone Number Portability, CTIA's Petitions for Declaratory Ruling" on February 4, 2004. In their comments, the IUB expressed concern regarding the recovery of nonrecurring and recurring costs associated with providing wireless porting, especially for Iowa's rural exchanges where the access line counts are small.

Prior to that time, various industry organizations cooperated in the filing of an "Emergency Joint Petition for Partial Stay and Clarification" with the FCC. The Petition asked the FCC not to enforce its wireless-wireline number portability order for companies that serve less than 2% of the nation's subscriber lines. On March 4, 2004, two Iowa industry associations, the Iowa Telecom Association and the Rural Iowa Independent Telephone Association, filed a petition with the IUB that requested a waiver of modification of the intermodal local number portability rules on behalf of all 2% carriers in Iowa. Breda, Prairie Telephone and Westside Independent have requested these associations to include Breda, Prairie Telephone and Westside Independent in these joint filings.

Breda is currently unable to determine the potential number of requests Breda might receive for wireless number portability, or otherwise what impact the FCC's mandate will have on Breda's customer base. Breda has, however, already received requests for number portability from wireless carriers in Breda's wireless service areas. The most recent requests from wireless carriers do appear to meet the FCC's rules for a bona fide request. Breda is continuing to work with consultants and others within the industry to determine the needed facility upgrades and to finalize the costs associated with implementing number portability so that it will be able to comply with the regulatory directives regarding number portability as they continue to be established and clarified.

Breda received notification from the FBI on April 15, 2003, that the FBI would grant Breda, Prairie Telephone and Westside Independent an extension until June 30, 2004 for certain of their remaining deployment schedules under the Communications Assistance For Law Enforcement Act. The FCC decides whether or not to grant any such extension. At the time of this filing, no further correspondence had been received from the FCC, but Breda contemplates that the FCC will approve the FBI's determination or that additional time will otherwise be granted by the FCC, if necessary. BTC, Inc. receives its switching services from Breda, and is covered under the deployment schedule extension for Breda's switch. The Communications Assistance for Law Enforcement Act was passed by Congress in 1994 and sets forth the assistance capabilities that telecommunications carriers need to maintain so that they can support law enforcement in the conduct of lawfully authorized electronic surveillance. Breda, Prairie Telephone, Westside Independent and BTC, Inc. have been granted various extensions for compliance with the various requirements of that Act. Breda has licensed software that will allow it to become compliant with the Act within a short period of time should the FBI make a request for support. Breda also believes that it will be able to obtain an extension beyond the current June 30, 2004 compliance date, should that become necessary.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested provide cellular services in the telephone exchange areas serviced by them and by BTC, Inc. Cellular services are competitive with the telephone services provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc, but Breda does not believe that investments in cellular ventures are inconsistent or in conflict with Breda's, Prairie Telephone's, Westside Independent's or BTC, Inc.'s overall business. Breda also believes those investments are one method of attempting to diversify across the various telecommunications technologies which were available at the time of the preparation of this annual report.

The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested continue to face ever increasing and changing competition in providing cellular services and equipment from the various competitors offering cellular and personal communication services.

Revenues are also generated from sales of cellular phones and related service packages which are made pursuant to Breda's June 1, 1999 agency agreement with U.S. Cellular. The agreement allows Breda to sell cellular phones and related packages to the public, and Breda receives commissions on those sales. Breda and U.S. Cellular have been attempting to negotiate a new agreement since approximately May of 2001. U.S. Cellular has provided Breda with at least two proposed new agreements, but Breda did not execute either of those agreements because Breda had serious concerns about the agreements, including that Breda would receive lower commissions under the new agreements. Although it is likely that some form of new agreement will need to be entered into with U.S. Cellular in 2004, Breda's position is that it is continuing to operate under its June 1, 1999 agency agreement with U.S. Cellular. The agency agreement provides that it automatically renews for a period of one year on each June 1, unless either Breda or U.S. Cellular gives the other written notice of nonrenewal at least thirty days before the end of the current one year term, but subject to immediate termination if there is a material breach of the agency agreement. As indicated above, Breda anticipates that a new agency agreement will need to be entered into with U.S. Cellular in 2004. Breda is hopeful, however, based on its past negotiations with U.S. Cellular, that any new agreement will, at worst, have a neutral impact on Breda's cellular commissions revenue.

Breda expanded its cellular retail activities in Carroll, Iowa in late 2002 by taking over the management of a U.S. Cellular kiosk located in the Wal-Mart store in Carroll, Iowa on August 1, 2002. Breda believes this location has played a key part in the increase that occurred in Breda's cellular services revenues in 2003 because the location has added the "spontaneous" or "impulse" purchase market to its cellular sales activities.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also sell and lease telephone, cellular and related equipment. They face competition in this area because there are numerous competitors who sell and lease that equipment.

Breda, Prairie Telephone and Westside Independent also experience competition in providing billing and collection services to long distance carriers. The competition is from third parties who provide similar services. The long distance carriers are also starting to provide their own billing and collection services, rather than contracting for those services with others like Breda, Prairie Telephone and Westside Independent.

Directory advertising is also now subject to competition because the Telecommunications Act of 1996 prohibits Breda, Prairie Telephone, Westside Independent and BTC, Inc. from requiring exclusive listings in their phone books.

The competition in most of the areas mentioned in the preceding paragraphs centers primarily around cost, service and experience.

Broadcast Services.

Tele-Services owns and operates the cable television systems in the following eighteen Iowa towns:

              o  Arcadia          o  Grand Junction     o  Riverton
              o  Auburn           o  Hamburg            o  Sidney
              o  Bayard           o  Lohrville          o  Tabor
              o  Breda            o  Malvern            o  Thurman
              o  Churdan          o  Neola              o  Treynor
              o  Farragut         o  Oakland            o  Westside

Tele-Services also owns and operates the cable television system for the town of Beaver Lake, Nebraska.

As of December 31, 2003, Tele-Services was providing cable television services to approximately 2,858 subscribers.

Tele-Services derives its principal revenues from the monthly fees which are charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns. Those various franchises or agreements will expire by their terms in the following months:

              o  Arcadia - August, 2009           o   Malvern - October, 2016
              o  Auburn - January, 2009           o   Neola - September, 2004
              o  Bayard - May, 2008               o   Riverton - June, 2013
              o  Beaver Lake - December, 2006     o   Oakland - November, 2009
              o  Breda - Year-to-Year Basis       o   Sidney - October, 2010
              o  Churdan - June, 2008             o   Tabor - September, 2016
              o  Farragut - January, 2008         o   Thurman - December, 2015
              o  Grand Junction - May, 2008       o   Treynor - October, 2020
              o  Hamburg - Year-to-Year Basis     o   Westside - June, 2009
              o  Lohrville - March, 2008

Tele-Services does not anticipate that any of its franchises or agreements will be terminated before the above normal expiration dates. Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire, but no assurance can be given that any franchises or agreements can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes, which would create difficulties for Tele-Services in properly serving its subscribers and providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change their cable services rates, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there is no guarantee that future proposed increases can be implemented in any of the towns. Tele-Services has initiated plans to add channels and to enact rate increases in 2004 in eleven of the nineteen towns in which it provides cable services. Tele-Services anticipates that those rate increases will not be opposed or denied by any of those eleven towns.

Tele-Services' franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently does not contemplate any cable services competitor coming into the towns given, among other things, the smaller size of the towns.

Tele-Services does face competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers, and that competition has been increasing in recent years. The FCC began to allow satellite dish providers to provide local channels in 1999. This fact has had an adverse effect on Tele-Services because its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish or other providers with equal or greater advantages than Tele-Services can offer to its subscribers, which could have further adverse effects on Tele-Services' business. The telecommunications and cable industry are also continually changing, and technological advances may provide Tele-Services subscribers with other options. For example, Iowa Network Services is offering cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2005. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future.

Another issue faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services, which results in a lower potential customer base for Tele-Services.

Tele-Services is also faced with the need to upgrade its plant, equipment and cables in order to add more channel lineups so that it can stay competitive and continue to be able to obtain programming licenses. The cost of Tele-Services upgrades in 2003 was approximately $30,828, and is estimated to be approximately $142,200 for 2004.

Tele-Services is continuing to work with an engineering firm to review its systems and to work on consolidating its head-end equipment with the goal being that the equipment will then be able to serve two or more communities, instead of just one community as is currently the case, and to lower maintenance costs for that equipment. There has not, however, been any economically feasible option identified from these reviews up to this point. Tele-Services is upgrading some of its cable TV systems and installing additional equipment and electronics in fourteen of the nineteen towns in which Tele-Services provides cable services in order to be able to provide more channel line-up options in those towns.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not affect rates or expansions of service areas. As discussed above, Tele-Services' cable services are also regulated in the sense that those services are provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

Internet Service Provider.

BTC, Inc. provides dial-up and high speed internet access services to its customers and to customers of Breda, Prairie Telephone and Westside Independent. BTC, Inc. was providing internet access to approximately 2,026 subscribers as of December 31, 2003. Of that amount, approximately 1,434 were subscribers from BTC, Inc.'s Carroll, Iowa market area. The area served by BTC is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. continue to face ever increasing competition in providing dial-up and high speed internet access. For example, Breda has been experiencing price-point competition for Internet services from Iowa Telecom in three communities since the late fourth quarter 2000. Breda had been the sole provider of Internet services in those communities until that time. Iowa Telecom purchased the telephone exchanges for those communities in 1999 and began operating them on June 1, 2000. In late 2000, Iowa Telecom expanded the services offered in those communities to include Internet services and at a lower price than is offered by Breda. As a result, Breda has lost Internet customers in the three communities. As another example, BTC, Inc. is experiencing intense pricing and free services competition in providing internet access in its Carroll, Iowa market. There are at least five competitors in this relatively small market area, and BTC, Inc. experienced an 18.9% decline in its dial-up customer base in this market during the calendar year 2003. BTC, Inc. had experienced a 15.5% decline in its dial-up customer base in the Carroll, Iowa market area in 2002.

Breda is pursuing marketing approaches to attempt to retain and increase its internet customer base, but Breda believes there will be continuing competitive pressures to lower dial-up rates and to provide higher speed Internet access.

One step that Breda had taken to lower Breda's underlying Internet costs was through Prairie Telephone's acquisition in October of 2001 of a 10% ownership interest in Desktop Media, L.L.C. Desktop Media, L.L.C. provided Internet service provider support services to Breda and Breda's subsidiaries from approximately November 1, 2001 through March 4, 2003, at which time Breda moved its end user help-desk technical support to eCi Technical Support Solutions. (Prairie Telephone retained its 10% ownership interest in Desktop Media, L.L.C.) Breda's desire to further lower its underlying Internet costs in order to compete at a lower price point for Internet services was a critical factor in the move to eCi. Two other factors were Breda's desire to offer its Internet customers 24-hour a day, 7-day a week end user help-desk technical support, and to be able to brand these services under its own name for customer service continuity. eCi Technical Support Solutions sold its interest in its technical support division to Caleris, Inc. on

December 31, 2003. Breda has been satisfied with the services provided by Caleris, Inc., and contemplates continuing to obtain technical support services through Caleris, Inc.

Breda reduced its pricing of Internet services and bundled Internet services with its long distance services in August, 2001 in order to attempt to compete at a lower price point for Internet services. Breda's reduction of its pricing has led to a decrease in Breda's overall revenue from Internet service fees. Breda has also prepared other bundled service packages which include Internet services. Those packages began to be offered by BTC, Inc. along with the start-up of BTC, Inc.'s local telephone services in October, 2003.

Breda expects the overall potential customer base for Internet access to continue to increase, but it is becoming more difficult to predict what increases, if any, Breda or its subsidiaries might experience in their Internet customer base given the increasingly competitive pressures in this area. It is also possible that Breda and its subsidiaries might continue to experience declines in their Internet customer base. Also, as noted above, competitive pressures regarding pricing may lead to little or no growth, or even declines, in Internet service revenues, even if Breda is successful in increasing its Internet customer base.

Other.

BTC, Inc. was the successful bidder at an auction on December 23, 2002, for a commercial building located at 603 N. Adams, Carroll, Iowa. The closing date for the transaction was January 20, 2003, and Breda and BTC, Inc. moved their Carroll, Iowa operations to this new location on October 4, 2003. The building has approximately 4,450 square feet, which is over two times the space of the former location in Carroll. The new building allowed BTC, Inc. and Breda to consolidate their operations in the Carroll, Iowa market. The new location is also affording Breda the opportunity to expand its service offerings in the Carroll market. Breda uses a portion of the building as a retail store for the sale and lease of telephone, cellular and related equipment and merchandise. Breda had used a portion of BTC, Inc.'s former building in Carroll since April, 2000 for the same purposes.

Pacific Junction Telemarketing, Inc. was dissolved on April 24, 2003. Pacific Junction was a wholly owned subsidiary of Prairie Telephone. Pacific Junction operated a telemarketing business until July 26, 2001. The business was discontinued because Pacific Junction's telemarketing call number supplier (Results Telemarketing, Inc.) had notified Pacific Junction that it would no longer be able to provide calling numbers to Pacific Junction, and Breda and Pacific Junction were unable to locate new sources of telemarketing calling numbers. The closing of Pacific Junction's telemarketing center resulted in the loss of telemarketing services revenue and local network services revenue. The telemarketing calls made by Pacific Junction were primarily intended to provide a source of access services revenue for Breda, and the closing of the telemarketing center also accordingly led to a decline in Breda's access services revenue.

Miscellaneous Business.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

For example, in March of 1999 Prairie Telephone acquired spectrum for providing personal communications services in the Yale telephone exchange area. Spectrum is bandwidth allocated by the FCC which can be used in the transmission of voice, data and television communication. Prairie Telephone is also one of members of Guthrie Group, L.L.C. Guthrie Group, L.L.C. has acquired spectrum for some telephone exchange areas located in Guthrie County, Iowa.

Breda also acquired spectrum in 1999 for providing personal communications services in the Breda and Lidderdale exchange areas. Breda is a member of Carroll County Wireless, L.L.C., and Breda later sold that spectrum to Carroll County Wireless, L.L.C., at Breda's cost. The two other telephone companies who are members of Carroll County Wireless, L.L.C. also sold their respective personal communications services licenses to Carroll County Wireless, L.L.C. at their cost. Carroll County Wireless, L.L.C. also acquired other personal communications services licenses for various areas in Carroll County, Iowa, and Carroll County Wireless, L.L.C. currently holds personal communications services licenses for nearly all of Carroll County, Iowa.

Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and, as indicated above, Breda has transferred the personal communications services licenses it held for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. Breda itself will therefore likely never directly offer any personal communications services. Breda and Prairie Telephone estimate that, in any event, it will take at least one to three years for the surrounding areas to build out their personal communications systems to the point where Prairie Telephone, Guthrie Group, L.L.C. or Carroll County Wireless, L.L.C. could connect to those systems and be able to begin to provide personal communications services.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. do not currently own spectrum for all of the telephone exchange service areas serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone, Westside Independent and BTC, Inc. will face competition in providing personal communications services because no exclusive rights can be acquired with respect to that technology.

Revenues may also arise from investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. For example, Prairie Telephone is an investor in RSA #1, Ltd. and RSA #7, Ltd. Those entities are Iowa limited partnerships which provide cellular services in rural areas in central and southern Iowa. Prairie Telephone exercised its right of first refusal and purchased its portion of Air Touch's interest in RSA #1, Ltd. on December 12, 2003. The purchase price was $125,000. The purchase resulted in Prairie Telephone obtaining an additional 1.14% interest in RSA #1, Ltd., which increased Prairie Telephone's total interest in RSA #1, Ltd. to 10.28%.

Prairie Telephone also owns .67% of Iowa Network Services' outstanding stock. Westside Independent owns .45% of Iowa Network Services' outstanding stock.

Breda is an investor in RSA #9, Ltd. and RSA #8, Ltd. Westside Independent is also an investor in RSA #8, Ltd. RSA #8, Ltd. and RSA #9, Ltd. provide cellular services in rural areas in southern and central Iowa.

Breda also owns 17.4229% of the membership interests in Alpine Communications, L.C., which provides telecommunications exchange and local access services, long distance service, and cable television service in service areas located primarily in Clayton County in northeastern Iowa. Alpine Communications sold its consulting division to Iowa Telecom during 2003, and moved its corporate headquarters from Des Moines, Iowa to its facilities in Clayton County, Iowa.

Breda's share of the earnings or losses of some of these investments is reported on Breda's income statement on a quarterly basis. Some of the investments may be a source of cash flow for Breda, Prairie Telephone and Westside Independent through distributions which may be made by the entities. Breda, Prairie Telephone and Westside Independent do not, however, control any distribution decisions for any of those entities, so no distributions are ever guaranteed, and the timing and amount of any distributions will likely vary greatly from year to year.

Breda receives a nominal annual fee from Alpine Communications, L.C. in consideration for Breda's chief operations officer serving as an officer of the management committee of Alpine Communications, L.C.

The value of Breda's, Prairie Telephone's and Westside Independent's investments in the above entities and of their other investments may vary significantly from year to year. They may also face difficulties in realizing upon some of their investments because there is no public or other active market for those investments and because some of the entities in which they have invested have agreements in place which place limitations or restrictions on their ability to transfer their ownership interests in those entities to third parties. Some of those limitations and restrictions are in the form of a right of first refusal under which the entity is given the right to match any offer received by Breda, Prairie Telephone or Westside Independent.

Breda, Prairie Telephone and Westside Independent each own 10,000 shares of common stock in NECA Services, Inc. ("NSI"), which is a for-profit corporation that was organized to carry on and expand various business opportunities which may from time to time be presented to the National Exchange Carrier Association, Inc. ("NECA"). NSI's officers are also the officers of NECA, and they have experience in the telecommunications industry. It is currently contemplated that non-regulated business opportunities will be conducted by NSI so that NECA can concentrate on its traditional core tariff and pooling services. For example, the NECA board has authorized the assignment of certain National Exchange Carrier Association contracts to NSI, which include the contract with the Universal Service Administrative Company for support of the federal schools and libraries and rural health care universal service programs.

There is no assurance that any of Breda, Prairie Telephone or Westside Independent will ever receive any returns on or other value from their investment in NECA, whether by distributions or increases in the value of NECA's common stock. The board of directors of NECA did, however, declare a $.50 per share dividend payable on April 1, 2003 to the shareholders of record on March 1, 2003. Breda also received notification in March, 2004, that the board of directors of NECA declared a $.75 per share dividend, payable on April 1, 2004.

There are substantial restrictions imposed upon the ability to transfer shares in NECA, all of which potentially adversely affect the value and marketability of the NECA stock.

Breda and its subsidiaries also have various other miscellaneous investments. Some of those investments are described in the financial statements included at the end of this annual report.

Neither Breda nor any of its subsidiaries engage in any material research and development activities.

Service Marks.

Breda has registered the mark "W.I.N. Western Iowa Networks" with the United States Patent and Trademark Office, and Breda and its subsidiaries have all conducted their businesses under the names "W.I.N." or "Western Iowa Networks" since the second quarter of 2001. Breda hopes the use of the mark and logos will create an integrated, unified marketing approach for all of the products and services of Breda and its subsidiaries and will increase awareness of those products and services.

Employees.

As of December 31, 2003, Breda had 36 full time employees, and 2 part time employees. Breda employs all of those employees, but those employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC, Inc. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations. There currently are not any collective bargaining or other labor agreements with any of Breda's employees, and only two of Breda's employees have written employment agreements. Those employment agreements are with the chief operations officer and the chief financial officer of Breda. Breda may utilize part-time employees on an as needed basis.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview.

This section of this annual report should be read in conjunction with the "DESCRIPTION OF BUSINESS" section of this annual report and financial statements and related notes found at the end of this annual report.

Breda organizes its business into three reportable segments. Those segments are local exchange carrier services, broadcast services, and Internet service provider services. Breda has organized its business into those segments because the segments are each strategic business units that are managed separately and that offer different products and services in different regulatory environments.

The local exchange carrier services segment provides telephone, data services, and other services to customers in the local exchanges served by Breda. Breda also began to offer local exchange carrier services in the Carroll, Iowa market area in October, 2003, through BTC, Inc. Breda also provides long distance services to its customers in the local exchanges, and has provided long distance services in the Carroll, Iowa market area through BTC, Inc. since July, 2000. The broadcast services segment provides cable television services to customers in a total of eighteen towns in Iowa and one town in Nebraska. The Internet service provider services segment provides Internet access to customers in the local exchanges and the surrounding areas and in the Carroll, Iowa market area through BTC, Inc. BTC, Inc. is a wholly owned subsidiary of Prairie Telephone.

The segments in which Breda and its subsidiaries operate are as follows:

         Local Exchange Carrier
                  Breda
                  Prairie Telephone
                  Westside Independent
                  BTC, Inc.

         Broadcast Services
                  Tele-Services

         Internet Service Provider
                  BTC, Inc.

Breda and its subsidiaries all conduct business under the names "W.I.N." or "Western Iowa Networks".

Breda's primary source of consolidated revenues is from the telephone services provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc. The operating revenues from telephone services are primarily derived from the following types of fees and charges:

      o Flat monthly fees charged to subscribers for basic local telephone services. As of March 1, 2004, those fees varied from approximately $11.50 to $35.00 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

      o Access charge revenues payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers. Those services are, in general terms, originating and terminating long distance calls made by subscribers of the long distance carriers. Access charge rates may be at a flat or fixed rate or may depend upon usage. As previously discussed in this annual report, interstate and intrastate access charge rates are subject to regulation by various governmental authorities. Access charge revenues constitute a substantial part of Breda's consolidated revenues, and a material risk to Breda arises from the regulation of access charge rates by those authorities. Breda anticipates continuing pressure for the lowering of state and federal access charge rates, so future reductions in access charge rates are likely.

            The access charge rate payable to telephone companies like Breda, Prairie Telephone, Westside Independent and BTC, Inc. which utilize the "average schedule" basis for receiving access charge revenues, is based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers. Breda's total access charge revenues had been increasing in recent years, but Breda's access revenue decreased in 2003. Breda believes the decrease is primarily attributable to increased wireless competitors offering calling plans with features such as unlimited nights and weekend calls. Those types of features lead customers having both wireless and wireline service to use their wireless calling plans to make long distance calls, which results in less traffic being carried over the wireline networks. Also, the Iowa Utilities Board has ruled that wireless traffic is considered local traffic, so the wireless carriers are not entering into interconnection agreements with the wireline carriers for use of their networks. The wireline carriers, such as Breda, accordingly receive less traffic over their networks, and are presently receiving no payment for the traffic that the wireless carriers route over the wireline networks. Various industry associations and their consultants are continuing their negotiations with wireless carriers to attempt to obtain some compensation for wireline carriers for the termination of the wireless traffic on the wireline networks. Breda is not able to quantify the dollars that Breda and its subsidiaries are not receiving for this wireless traffic at this time, but any access revenue that could be negotiated from the wireless carriers would have a positive effect on Breda's access revenue.

            Breda's recent past increases in access charge revenues were attributable to increased numbers of subscribers, increased calling patterns and technological advances. As noted above, those trends did not continue in 2003. It is also unlikely that there will be any material increases in the number of subscribers without the acquisition of additional calling areas.

            As indicated above, Breda, Prairie Telephone, Westside Independent and BTC, Inc. utilize the "average schedule" basis for receiving access charge revenues. This is the approach taken by most smaller telephone companies. Telephone companies make filings with the FCC, which set forth their costs of providing long distance services. Under the average schedule approach, access charge rates are based upon, in general, the average of all of those costs of a sample of telephone companies and certain other factors intended to take into account the size of the particular telephone company in question. Another approach available for receiving access charge revenues is the "cost" approach.

            On October 20, 2000, a comprehensive access charge rate reform and deregulation plan for non-price cap, incumbent local exchange carriers (LECs) was submitted to the FCC by the Multi-Association Group (MAG). LECs include most of the small and mid-sized local exchange carriers that service rural and insular areas in the U.S., such as Breda, Prairie Telephone, Westside Independent and BTC, Inc. MAG was a coalition of the National Rural Telecom Association, the National Telephone Cooperative Association, the Organization for the Promotion and Advancement of Small Telecommunications Companies and the United States Telecom Association.

            One of the purposes of MAG was to formulate a comprehensive plan to settle major proceedings pending at the FCC and complete reforms required by the Telecommunications Act of 1996. In general terms, the MAG plan was designed to, among other things, modify interstate access charge rules and universal service support for LECs.

            The FCC's October 11, 2001 order on the MAG plan became effective on July 1, 2002. Breda and its subsidiaries did not experience any materially adverse effects on their revenues from the FCC's order during the 2003 calendar year, and Breda currently believes that the FCC's order will also not have any materially adverse effects on Breda's or its subsidiaries' revenues in 2004.

            As noted above, Breda also anticipates pressure for the lowering of state access charge rates. For example, concerns have been raised by the Iowa Legislature as well as the Iowa Utilities Board regarding intra-state access rates, and whether alternative intrastate inter-carrier compensation mechanisms should be investigated. A joint task force comprised of representatives from the Iowa Telecom Association and the Rural Iowa Independent Telephone Association has been formed to compile data from the local telephone companies, such as Breda, in order to document not only the justification of the present intra-state access rates received by local telephone companies, but also to look at other revenue alternatives. Two industry consulting firms also worked with this joint task force. The task force has completed its analysis, and is in the process of presenting its findings and report to the Iowa Telecom Association, the Rural Independent Telephone Association and various telephone companies. After receiving their responses, it is contemplated that a final report will be presented to the Iowa Utilities Board.

            Based on the preliminary report, Breda does not believe that any increase in intra-state access rates will be recommended by the task force and that, at best, intra-state access rates will stay the same. It is also possible, however, that intra-state access rates will be lowered, and if that occurs, it will have a negative impact on Breda's revenues. Breda does not believe that it is possible to predict at this time whether intra-state access rates will be lowered, or if intrastate access rates are lowered, the amount of the decrease in those rates. It is therefore uncertain at this time whether this issue will result in an adverse effect on Breda's revenues.

            Another issue relevant to intra-state access revenue is the fact that Qwest has begun minute-of-use studies with the twenty companies in Iowa which have the highest number of intrastate minutes being billed to Qwest. Breda is one of those twenty companies. Based on preliminary discussions and research with Qwest and Iowa Network Services (which submits minutes of use information to Breda for billing purposes), it has been preliminarily determined that Qwest had not routed some of its traffic according to the Local Exchange Routing Guide because Qwest had routed some of its traffic to Breda's switch that should, instead, have been routed to a cellular switch. Qwest has rerouted this cellular traffic so it no longer goes through Breda's switch, and Breda estimates that it will lose approximately $200,000 per year of intrastate access revenue from Qwest because of this traffic rerouting. Breda is not currently aware of any plans to make any retroactive adjustments to Breda's intrastate access revenues from Qwest based upon the results of the Qwest study. Breda's consultant is continuing to work with Qwest on this issue and on the discounting of Breda's carrier access invoices for wireless service provider minutes. Qwest is, however, now routing its traffic in accordance with the Local Exchange Routing Guide.

      o Revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability and are offering many more custom calling features to their subscribers. BTC, Inc. also offers custom calling features to its subscribers. Revenues from custom calling features are not, however, a material source of revenue.

      o Fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent have been experiencing increased competition in this area over the past three years. Their competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection. Breda may at some point make a determination to stop providing billing and collection services for other carriers.

      o Fees from per minute rate plans and calling plan fees on long distance calls made by subscribers of Breda, Prairie Telephone, Westside Independent and BTC, Inc. Breda experienced a 47.5% increase in its long distance customer base from December of 2001 to December of 2002, and a 44.5% increase from December of 2002 to December of 2003.

      o Breda, Prairie Telephone, Westside Independent and BTC, Inc. each generate revenues from providing Internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. As previously noted in this annual report, they are experiencing intense services and pricing competition in providing Internet access.

Breda's other primary source of consolidated revenue is generated from Tele-Services' cable business. Tele-Services' operating revenues arise primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services' main competition at the time of the preparation of this annual report was from satellite dish providers. The FCC has allowed satellite dish providers to provide local channels since 1999. This fact has had an adverse effect on Tele-Services because its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish or other providers with equal or greater advantages than Tele-Services can offer to its subscribers, which could result in further adverse effects on Tele-Services' business. The telecommunications and cable industries are also continually changing, and technological advances may provide Tele-Services subscribers with other options. For example, Iowa Network Services is offering cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2005. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future. Breda currently believes, however, that the cable services provided by Tele-Services will continue to be desirable in the areas served by Tele-Services for at least those subscribers who desire a lower priced product that allows local channel options.

Tele-Services is continuing to work with an engineering firm to review its systems and to work on consolidating its head-end equipment with the goal being that the equipment will then be able to serve two or more communities, instead of just one community as is currently the case, and to lower maintenance costs for that equipment. There has not, however, been any economically feasible option identified from these reviews up to this point. Tele-Services is installing additional equipment and electronics in order to be able to provide more channel line-up options to subscribers in fourteen of the nineteen towns served by Tele-Services. Tele-Services hopes to complete those installations by May, 2004.

Another issue faced by Tele-Services is that the companies which provide programming licensing to cable services providers are requiring the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will continue to need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it will continue to be able to obtain programming licenses.

Other miscellaneous sources of revenue are noted or discussed in the "DESCRIPTION OF BUSINESS" section of this annual report and in the financial statements found at the end of this annual report.

The following table reflects, on a consolidated basis for Breda and its subsidiaries, the approximate percentage of Breda's and its subsidiaries' aggregate revenue as of the close of each of the past two fiscal years which was derived from the three reportable segments of Breda which are noted above:

                                                     2002             2003
                                                     ----             ----

            Local Exchange Carrier (1)               71.6%            75.2%
            Broadcast (2)                            16.3%            14.7%
            Internet Service Provider (3)            12.1%            10.1%
                                                    -----            -----

                              Total                   100%             100%

            (1) This segment includes (i) flat monthly fees charged to subscribers by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for basic local telephone services, (ii) universal services funding amounts and access charges payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers,
                  (iii) fees from long distance providers for billing and collection services for long distance calls made by subscribers, (iv) per minute rates and calling plans rates for long distance services, and (v) monthly cellular commissions, advertising fees, and miscellaneous revenues.

            (2) This segment includes monthly fees charged for basic and premium cable services.

            (3) This segment includes monthly fees charged for internet services.

Twelve-months ended December 31, 2003 Compared to Twelve-months ended December 31, 2002

NET INCOME

Consolidated net income for the twelve-month period ended December 31, 2003 was $1,189,506, which was a $28,915, or 2.4%, decrease when compared to the $1,218,421 of consolidated net income for the twelve-month period ended December 31, 2002.

The $28,915 decrease in net income resulted from the following four factors:

      1) Consolidated operating income, which is Operating Revenues less Operating Expenses, generated from the local exchange carrier segment, the broadcast services segment, and the Internet service provider segment decreased $105,797, or 12.9%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002.

      2) Other income (expense), which includes such items as interest and dividend income, income from equity investments, interest expense, and gains (losses) on the sale of investments and property, increased $24,042, or 2.1%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002.

      3) Income taxes increased $17,928, or 2.6%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002.

      4) The cumulative effect of an accounting change, net of tax, of $70,768 during the twelve-month period ended December 31, 2002, reflects an impairment of goodwill from the implementation of Statement of Financial Accounting Standard 142 on January 1, 2002. There were no material accounting changes during the twelve-month period ended December 31, 2003.

OPERATING REVENUES

There was an increase in total operating revenues for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002, of $208,892, or 3.5%. The segments making up total operating revenues and their contributions to the $208,892 increase between the two periods are as follows: local exchange carrier services - $374,143; broadcast services - ($66,044); and Internet services - ($99,207).

Local Exchange Carrier Services - $374,143

Local exchange carrier services revenue accounted for 75.2% of the operating revenue in the twelve-month period ended December 31, 2003. The components of, and their contributions to, the $374,143 increase in local exchange carrier services revenue for the twelve-months ended December 31, 2003, when compared to the twelve-months ended December 31, 2002, are as follows: local network services - $17,167; network access services - ($146,469); long distance services
- ($6,581); cellular services - $384,667; and miscellaneous - $125,359.

Local network services revenue was similar for the twelve-month periods ended, respectively, December 31, 2003 and December 31, 2002, with a 3.0% increase during the twelve-month period ended December 31, 2003. The increase is mainly attributable to the start-up of BTC, Inc.'s competitive local exchange carrier operation in Carroll, Iowa, in October 2003, which resulted in the addition of new local exchange customers. Network access services revenue, however, decreased $146,469, or 5.8%, during the twelve-month period ended December 31, 2003, when compared to the same twelve-month period in 2002. The decrease in network access revenue is mainly volume related, as discussed previously in this annual report. Breda, Prairie Telephone and Westside Independent wrote off $46,166 in access revenue in 2003 that became uncollectible when Touch America and One Star filed for bankruptcy protection, which resulted in lower access revenues for the twelve-month period ended December 31, 2003. Breda had also written off uncollectible access revenue during 2002 from the bankruptcy filings of WorldCom and Global Crossing. Breda has also had lower access revenue in both 2002 and 2003 because Qwest no longer pays access revenue for traffic originating with a wireless carrier that uses Qwest to deliver the traffic back to a number served by local exchange carriers, such as Breda, Prairie Telephone, and Westside Independent, who participate in the use of the switching and network facilities offered by Iowa Network Services. Accordingly, during the years ended December 31, 2003 and 2002, Breda has reduced its network access revenue by approximately $169,000 and $72,000 respectively related to estimated wireless terminating access, which was billed but not collectible. Access charges constitute a substantial part of Breda's, Prairie Telephone's and Westside Independent's revenues, and a material risk to them also arises from the regulation of access charge rates by the FCC. Breda anticipates continuing pressure for the lowering of state and federal access charge rates, and future reductions in access charge rates are likely.

Breda's long distance services customer base continues to grow, and Breda believes that long distance services should be a growth area for Breda in 2004 as Breda continues to market this service as both a stand-alone service and as part of a package with other services, such as Internet. Breda anticipates growth particularly in the local exchange area of Carroll, Iowa, which is served through BTC, Inc. As noted above, BTC, Inc. began offering local exchange carrier services in the Carroll, Iowa market area in October 2003. The twelve-month period ended December 31, 2003, however, reflected a 6.0% decrease in long distance services revenues, when compared to the twelve-month period ended December 31, 2002. While Breda's overall long distance customer base increased 44.5% for the twelve-month period ended December 31, 2003, Breda is experiencing an industry-wide phenomenon of an overall decrease in minutes of use by its long distance customers. As discussed previously in this annual report, Breda believes the wide area calling rate plans offered by its wireless competitors is a big reason for the decrease in Breda's total long distance minutes.

Breda expanded its cellular retail operations in Carroll, Iowa by taking over the management of a U.S. Cellular kiosk located in the Wal-Mart store in Carroll, Iowa, on August 1, 2002. The $384,667, or 42.2%, increase in cellular services revenue for the twelve-month period ended December 31, 2003, when compared to the twelve-month period December 31, 2002, reflects the increased sales generated through Breda's two Carroll, Iowa locations and the increased sales generated through the efforts of outside sales staff, who travel and make direct contact with potential customers.

Miscellaneous revenue increased $125,359, or 84.5%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. Four items made up most of this increase for the twelve-month period ended December 31, 2003. The first item was the performance of fiber installation contractual work for an outside corporation, which generated $50,000 in miscellaneous revenue, before materials, equipment and labor costs. The second item was the receipt of a Qwest refund on co-location expenditures of approximately $28,229. Breda also performed boring and related services for neighboring telephone companies, which generated almost $15,000 in miscellaneous revenue. Breda received $21,250 through an Iowa Jobs Training Program for its partnership with the Des Moines Area Community College in a multi-year educational training program for its employees. The project was approved by the Iowa Department of Economic Development.

Broadcast Services ($66,044)

Broadcast services revenue decreased $66,044, or 6.8%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. Tele-Services continues to face competition from satellite providers that can now include local channels in their package offerings. Tele-Services experienced an 11.7% decrease in its customer base when comparing the twelve-month period ended December 31, 2003, to the twelve-month period ended December 31, 2002. Another factor faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services, which adversely affects Tele-Services' current and prospective customer base.

Internet Services ($99,207)

Internet services revenue decreased $99,207, or 13.7%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. The decrease is directly attributable to the 14.6% decrease in BTC, Inc.'s Internet service customer base when comparing the two twelve-month periods. The decrease in BTC, Inc.'s customer base is the result of the intense competition by multiple Internet service suppliers in the Carroll, Iowa, market area. Breda began bundling Internet services with long distance services and lowered its pricing for Internet services in 2001 in response to competitive pressures. Breda has continued with these programs in 2002 and 2003. The programs have, however, resulted in reduced Internet services revenue in both 2002 and 2003 given the lower pricing by Breda for Internet services under those programs. Breda is gaining high-speed Internet customers due to the October, 2003 start-up of BTC, Inc.'s local exchange carrier services in the Carroll, Iowa area because BTC, Inc. is offering bundled services packages that include Internet, as well as local telephone and other communication services.

OPERATING EXPENSES

There was an increase in total operating expenses of $314,689, or 6.1%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. The components making up operating expenses are as follows: cost of services, depreciation and amortization, and selling, general and administration expenditures.

Cost of services increased $278,551, or 12.0%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. Most of the increase in cost of services was caused by increased cellular services costs of $313,943. Breda's cellular revenue increased $384,667, or 42.2%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. Cellular service costs increased 56.4%, however, as part of providing those increased services during the twelve-month period ended December 31, 2003. The cost of cable TV services and the cost of Internet services decreased 1% and 13.2%, respectively, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. The decrease in those costs was a function of a decreased customer base for the year ended December 31, 2003.

Most of the remaining increase in cost of services for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002, was the result of costs incurred in preparing and moving Breda's and BTC, Inc.'s Carroll, Iowa operations to a new building in Carroll, Iowa and operating costs for BTC, Inc. during the final testing processes for the start-up of BTC, Inc.'s local exchange carrier services. There are no corresponding expenses for the twelve-month period ended December 31, 2002.

Depreciation and amortization expense decreased $13,279, or 1.2%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. The decrease is attributable to the fact that some of Breda's assets have reached their maximum depreciable life, so even though the assets are still in use, there is no further depreciation expense that can be taken on the assets. Breda expended funds for facilities and equipment for BTC, Inc.'s operations, but those assets were not operational until October, 2003. The twelve-month period ended December 31, 2003 includes depreciation for only the period of time that those assets were in use during 2003.

Selling, general and administration expenses increased $49,417, or 2.8%, for the twelve-month period ended December 31, 2003, when compared to the same twelve-month period in 2002. The increase was mainly the result of consulting fees generated in connection with the start-up of BTC, Inc.'s local exchange carrier services, and overall increased labor and benefit costs.

OPERATING INCOME

The net result of the operating revenue and operating expenses was a decrease of $105,797, or 12.9%, in operating income for the twelve-month period ended December 31, 2003, when compared to the same twelve-month period in 2002.

OTHER INCOME (EXPENSE)

Other income (expense) increased $24,042, or 2.1%, during the twelve-month period ended December 31, 2003, when compared to the same twelve-month period in 2002. The increase was mainly attributable to three items. The first item is interest and dividend income, which decreased $21,586, or 7.2%, when comparing the twelve-month period ended December 31, 2003, to the twelve-month period ended December 31, 2002. The decrease in interest and dividend income was mainly due to lower interest income rates available on investments during the twelve-month period ended December 31, 2003, as compared to the rates available during the twelve-month period ended December 31, 2002. The second item is income from equity investments, which increased $120,891, or 13.2%, during the twelve-month period ended December 31, 2003, when compared to the same twelve-month period in 2002. The income from equity investments reported on Breda's financial statements is Breda's pro-rata share of the net income or net loss of each equity investment, based on Breda's percentage of ownership in each equity investment. The increase in equity investments reported on Breda's income statement for the twelve-month period ended December 31, 2003, is a reflection of the net increases and decreases in the net operating income of Breda's equity investments. Most of Breda's equity investments are in cellular partnerships, which have been under market pressure from carriers such as AT&T, Sprint and Verizon, to renegotiate their roaming contract. The new roaming contracts have been negotiated at lower rates. As a result, the cellular investments making up Breda's equity investments are receiving less roaming revenue, even though the number of customers and the minutes of use have increased. Breda anticipates that these downward marketing pressures on roaming rates will continue for the foreseeable future. The third item was a $84,925, or 94.1%, decrease in other net miscellaneous income during the twelve-month period ended December 31, 2003, when compared to the same twelve-month period in 2002. Tele-Services recognized a $102,986 gain on the sale of its former corporate office building at 103 East Main in Breda, Iowa on October 1, 2002. The gain was included in the twelve-month period ended December 31, 2002, and there is no corresponding entry during the twelve-month period ended December 31, 2003.

INCOME BEFORE INCOME TAXES

Income before income taxes decreased $81,755, or 4.1%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. The $81,755 decrease was the result of the $105,797 decrease in operating income and the $24,042 increase in other income (expense).

NET INCOME

Income before income taxes decreased $81,755, or 4.1%, for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended 2002. Income taxes, however, increased $17,928, or 2.6%, when comparing the two twelve-month time periods. The effective tax rate in 2003 was 37.4%, versus 34.9% in 2002. The effective tax rate differs from the U.S. statutory rate due to state income taxes, and the proportion of investments with state tax exemptions.

The cumulative effect of an accounting change, net of tax, of $70,768 during the twelve-month period ended December 31, 2002, reflects an impairment of goodwill, for which there was no corresponding entry during the twelve-month period ended December 31, 2003. The Financial Accounting Standards Board issued Financial Accounting Statement No. 142 in August, 2001 relating to the treatment of goodwill, and those new accounting principles were incorporated into Breda's financial statement beginning January 1, 2002. Under those accounting principles, Breda is no longer able to expense over a fifteen-year period the portion of the Westside purchase price which had been allocated to goodwill. The goodwill is now reviewed annually for impairment, that is, written down and expensed against earnings, only in the periods in which the recorded value of goodwill is more than its fair value. Financial Accounting Statement No. 142 requires that Breda recognize an impairment loss when the carrying amount of goodwill is greater than its implied fair value. These tests have been applied to the goodwill and intangible assets of Breda and its subsidiaries, and the net-of-tax impairment expense incurred at January 1, 2002 was Breda's estimate of the expense to offset earnings for the carrying amount of the Westside purchase goodwill attributable to broadcast services which was in excess of the fair value of that asset based on discounted cash flow valuation upon implementation of SFAS 142.

Net income decreased $28,915, or 2.4%, for the twelve-month period ended December 31, 2003, when compared to the same period in 2002.

Liquidity and Capital Resources at Twelve Months ended December 31, 2003

Cash Flows

Cash flows from operations continue to be a steady source of funds for Breda. Cash provided from operations for the twelve-month periods ended December 31, 2003 and December 31, 2002, was, respectively, $2,414,760 and $1,650,381. The cash flows from operations for the twelve-month period ended December 31, 2003 were primarily attributable to a positive net income of $1,189,506, plus the addition of non-cash expenses of $1,382,873 from depreciation, amortization, deferred income taxes, note receivable discount, and amortization of investment tax credits, which were then offset by $362,616 (net of cash distributions received of $676,786) of non-cash, equity income in unconsolidated affiliates. The net decrease in assets and liabilities of $204,997 was also added to net income to generate the net cash provided by operating activities of $2,414,760.

The cash flows from operations for the twelve-month period ended December 31, 2002 were primarily attributable to a positive net income of $1,218,421, plus the addition of non-cash expenses of $1,044,249 from depreciation, amortization, note receivable discount, and deferred income taxes, the addition of the $102,611 gain on Tele-Services' sale of its former corporate office, the addition of $119,945 from the cumulative effect of an accounting change, plus the net effect of a $223,850 increase in operating assets and a $110,252 increase in operating liabilities, less the $721,247 of non-cash equity income in unconsolidated affiliates.

Cash used in investing activities was $1,617,133 for the twelve-month period ended December 31, 2003, and $1,623,797 for the twelve-month period ended December 31, 2002. Capital expenditures relating to ongoing business were $1,008,124 for the twelve-month period ended December 31, 2003, and $754,895 for the twelve-month period ended December 31, 2002. A new corporate office building was constructed in Breda, Iowa in 2002 at a cost, including furnishings and fixtures, of $480,000. A building was purchased for the relocation of Breda's and BTC, Inc.'s Carroll, Iowa services and operations for $246,000 in January 2003, which is reflected in the increased capital expenditures for the twelve-month period ended December 31, 2003, when compared to the twelve-month period ended December 31, 2002. Breda received $160,000 in February, 2003 as an early payoff of a building contract note receivable. Breda's capital expenditures in 2003 were at a similar level to those made in 2002, after exclusion of the building purchase for $246,000. Capital used in investing activities in 2002 included an additional $248,273 investment in Alpine Communications L.C. and capital used in investing activities in 2003 included an additional $125,500 investment in RSA #1, Ltd. by Prairie Telephone in November, 2003.

Cash used in financing activities was $624,811 in 2003, and $791,265 in 2002. Breda used cash in 2003 to repay $134,981 of borrowings from the RTFC, to redeem common stock for $391,394, and to pay dividends of $98,436. Breda used cash in 2002 to repay $126,365 of long-term debt, to redeem common stock for $560,686, and to pay dividends of $104,214. Breda funds the redemption of its stock from cash flows from operations. Breda redeemed 1,306 shares and 2,025 shares in, respectively, 2003 and 2002.

Working Capital

Working capital was $1,839,171 as of December 31, 2003, compared to working capital of $1,950,070 as of December 31, 2002. The ratio of current assets to current liabilities was 4.0 to 1.0 as of December 31, 2003, and 3.6 to 1.0 as of December 31, 2002.

Breda had a $228,418 decrease in current assets during the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002. The decrease in current assets was mainly attributable to a $75,300 increase in cash and temporary investment, which was offset by a $272,126 decrease in accounts receivable. Customer accounts receivable as of December 31, 2003 were comparable to customer accounts receivable as of December 31, 2002. The $272,126 decrease in accounts receivable was mainly attributable to a $201,897 reduction in the amount of outstanding payments due to Breda from interexchange carriers, and a decrease of $65,357 in the commissions due to Breda under its agency contract with U.S. Cellular.

Noncurrent assets, which mainly consist of longer-term investments, increased $1,107,819 during the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002. Long term investments increased $791,778 during the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002. On May 2, 2001, Prairie Telephone loaned $500,000 to Desktop Media, L.L.C. The note is shown net of unamortized discounts of $16,866 and $31,208 at, respectively, December 31, 2003 and December 31, 2002. $291,134 of the note is included in long-term note receivables, and $144,000 of the note is included in short-term note receivables as of December 31, 2003. Investments in unconsolidated affiliates at equity increased $488,116 for the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002. The increase represents Breda's pro rata share of the net income or net loss of each equity investment, based on Breda's percentage of ownership in each equity investment during the twelve-month period ended December 31, 2003.

Tele-Services entered into a five-year contract with Toyne, Inc. in September, 2001, pursuant to which Tele-Services sold its corporate office building to Toyne, Inc. for $200,000. Tele-Services received a cash payment on October 1, 2002, and the remaining $160,000 balance was shown as $140,000 in long-term note receivables and $20,000 in short-term note receivables on Breda's balance sheet as of December 31, 2002. The $160,000 balance was paid in full on February 14, 2003.

Current liabilities decreased $117,519 for the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002. Accounts payable decreased $29,077. A $3.00 per share dividend, for an aggregate amount of $98,436, was declared by Breda's board of directors to shareholders of record on March 10, 2003, and the dividend was paid on April 1, 2003. Accrued taxes decreased $60,487 for the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002.

Common stock had a net increase of $363,282 during the twelve-month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002. The increase resulted primarily from two items. One was the $23 per share increase in outstanding shares value on May 20, 2003, and the other was a decrease in the number of outstanding shares through the redemption of 1,306 shares of common stock by Breda during the twelve month period ended December 31, 2003. The increase in retained earnings of $336,394 during the twelve month period ended December 31, 2003, when compared to the twelve months ended December 31, 2002, is the net effect of the stated value stock adjustment of $754,676, the dividends paid in 2003 of $98,436, and the year-to-date net income as of December 31, 2003 of $1,189,506.

Breda anticipates that its 2004 operational, investing and financing activities will be similar to 2003, and will be funded internally through operations and temporary investments.

                             DIRECTORS AND OFFICERS

The directors and executive officers of Breda as of the time of the preparation of this annual report were as follows:

                  Name                Age           Position(s)
                  ----                ---           -----------

            Clifford Neumayer         55            President and
                                                    Director

            Dean Schettler            51            Vice-President
                                                    and Director

            Larry Daniel              61            Secretary and
                                                    Director

            Dave Grabner              55            Treasurer and
                                                    Director

            Rick Anthofer             47            Director

            John Wenck                64            Director

            Charles Thatcher          52            Director

Clifford Neumayer has been a director of Breda since April, 1996. His current term as a director will end at the annual shareholders meeting which is held in 2005. He has also been a director of each of Breda's subsidiaries since April, 1996. Mr. Neumayer was the Vice-President of Breda and each of Breda's subsidiaries from May 7, 1996 through June 9, 2003, and he has been the President of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Neumayer has been self employed as a farmer since 1970.

Dean Schettler has been a director of Breda since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2006. He has also been a director of each of Breda's subsidiaries since April, 1997. Mr. Schettler was the President of Breda and each of Breda's subsidiaries from May 11, 1998 through June 9, 2003, and he has been the Vice-President of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Larry Daniel has been a director of Breda since April, 1995, and the Secretary since May, 1996. He has also been a director of each of Breda's subsidiaries since April, 1995, and the Secretary of each of the subsidiaries since May, 1996. Mr. Daniel has been a self-employed farmer for approximately 39 years. Mr. Daniel's term as a director of Breda will end at the 2004 annual meeting of the shareholders. He has served three consecutive terms as a director, and under Breda's policies Mr. Daniel must be off the board of directors for at least one year. Mr. Daniel is therefore not a nominee for election as a director at the 2004 annual meeting of the shareholders.

Dave Grabner has been a director of Breda since April, 1999, and the Treasurer of Breda since June, 2001. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which will be held in 2005. He has also served as a director of each of Breda's subsidiaries since April, 1999, and as the Treasurer of each of Breda's subsidiaries since June, 2001. Mr. Grabner has been self employed as an electrician for approximately 33 years. He was also previously self-employed as a farmer.

Roger Nieland, one of Breda's directors, passed away unexpectedly on July 8, 2003. Mr. Nieland had been a director of Breda since May, 2000, and he had been elected to serve another three year term as a director at the May 20, 2003 annual meeting of the shareholders of Breda. Breda's board of directors has the authority to fill any vacancy occurring on the board of directors through death by the affirmative vote of a majority of the remaining directors, but a director elected by the board of directors to fill a vacancy can only serve as a director until the next election of directors by the shareholders, at which time the shareholders must elect a director to serve for the remainder of the three year term of the vacant directorship. The board of directors exercised that authority at its August 12, 2003 meeting by electing Rick Anthofer to fill the vacancy created by Mr. Nieland's death until the 2004 annual meeting of the shareholders of Breda.

As indicated, Mr. Anthofer has been a director of Breda since August 12, 2003, when he was elected as a director to fill the vacancy created by the death of Roger Nieland. He has also been a director of each of Breda's subsidiaries since August 12, 2003. Mr. Anthofer has been the vice president of Breda Savings Bank, Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistant vice president at Carroll County State Bank in Carroll, Iowa, for approximately thirteen years prior to that time. Mr. Anthofer has also been a member of the Breda, Iowa City Council since 1988.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2006. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck has been self employed as a farmer for approximately 29 years. He was also previously employed by the United Parcel Service as a delivery driver.

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director will end at the 2004 annual meeting of Breda's shareholders. He has also served as a director of each of Breda's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 19 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials.

The number of directors for Breda is currently fixed at seven. Each of Breda's directors is elected to a three year term and until his or her successor is elected or until his or her death, resignation or removal. The terms of the directors of Breda are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director shall automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The officers of Breda are elected annually by the board of directors at its annual organizational meeting, and hold office until the next annual meeting of the board of directors and until their successors are chosen or until their death, resignation or removal. The annual organizational meeting of the board of directors is the first regularly scheduled meeting of the board of directors which follows the annual shareholders meeting. Any officer may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda are identified in the above table and discussions.

Breda believes that two of its employees make a significant contribution to its business. Those employees are as follows:

                     Name             Age                 Position
                     ----             ---                 --------

            Robert J. Boeckman         42             Chief Operations
                                                      Officer

            Jane A. Morlok             50             Chief Financial
                                                      Officer

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer.

Ms. Morlok became the chief financial officer of Breda on March 20, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 31,694 shares of its common stock issued and outstanding as of December 31, 2003. Those shares were held by approximately 569 different shareholders.

Breda's common stock is not listed on any exchange, and there is no public trading market for Breda's common stock. Breda has not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda's common stock is also not a liquid investment because the Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

      o residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda's telephone services, and

      o entities which have their principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribe to Breda's telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda's subsidiaries cannot buy common stock of Breda unless they also meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through the issuance of the shares by Breda. Breda has not issued any shares since 1998, and Breda presently has no plans to issue any additional shares.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda unless:

      o the shareholder already exceeded that percentage on February 28, 1995, or

      o the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda's board of directors determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

      o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

      o the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

      o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda. The board of directors has historically made this determination in March, April or May of each year, based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The price is then generally announced and becomes effective at the annual shareholders meeting for that year. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination and announces the new price at the next annual shareholders meeting.

Under this approach, the issuance price and redemption price in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount was not based on Breda's book value, but rather was roughly based upon the average sales price of $150.58 per share in the auction that was held in October of 1999. The auction is discussed below. The board of directors took that action because it believed the referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed that it was appropriate to make a new determination of the issuance price and redemption price given the sale of Breda's direct broadcast satellite operation on January 11, 1999. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda's books until the first quarter of 1999, and was therefore not included in the 1998 year-end financial statements which had been utilized by the board of directors in establishing the $82 purchase price in early 1999.

The board of directors returned to its historical practices at its meeting on March 13, 2000, at which time the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $180 per share. The $180 amount was determined based upon Breda's 1999 audited financial statements. The $180 per share price was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, the $180 per share amount would have continued until the next annual determination was made by the board of directors and announced at the annual shareholders meeting for 2001.

The board of directors determined to again depart from its historical practices on this issue, however, at a meeting of the board of directors held on June 12, 2000. At that meeting, the directors adopted a resolution fixing the issuance price for newly issued shares of Breda's common stock and the redemption price for Breda's shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of most of the net after-tax proceeds of the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc. The $235 per share amount was determined by taking approximately 75% of the then net after-tax proceeds of the sale on a per share basis and adding that figure to the previously determined issuance and redemption price of $180 per share. The shareholders of Breda were notified of the increase in the issuance price and the redemption price for Breda's shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

At the time the board made its determination on June 12, 2000, Prairie Telephone had received, in the aggregate, approximately $5,108,280, before taxes, and it was estimated that Prairie Telephone would retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone's basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda's common stock.

The board of directors returned to Breda's historical practices at its meeting on March 12, 2001, at which meeting the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $258 per share. The $258 per share amount was determined based upon Breda's 2000 audited financial statements. The $258 per share price was announced and became effective at the May 16, 2001 annual meeting of the shareholders.

The board of directors continued to follow Breda's historical practices on this issue at its meeting on April 8, 2002, at which meeting the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's share of common stock to be $280 per share. The $280 per share amount was determined based upon Breda's 2001 audited financial statements. The $280 per share price was announced and became effective at the May 21, 2002 annual meeting of the shareholders.

The board again followed Breda's historical practices on this issue by announcing a new issuance price and redemption price of $303.00 per share at the May 20, 2003 annual meeting of the shareholders. The $303.00 per share amount was based upon Breda's 2002 audited financial statements, after net book value was adjusted for undistributed earnings of the equity investments, as discussed in the following paragraph.

The board of directors determined in its review of the financial statements of Breda for the year ended December 31, 2002, that the valuation of Breda's and its subsidiaries' outside investments should remain on the cost basis for purposes of determining and establishing the issuance price and the redemption price for Breda's shares of common stock. Breda changed to the equity method of accounting for certain outside investments in 2002 due to changes in certain accounting standards. Under the equity method Breda reports its proportionate share of the earnings of the outside investments, but only a portion of those earnings are usually distributed to Breda. Breda believes that refiguring the value of the outside investments on the cost basis before determining the issuance price and redemption price of Breda's shares of common stock is appropriate because it reflects actual cash distributions from the outside investments and is consistent with Breda's historical practices for establishing the issuance price and redemption price for Breda's shares of common stock.

The board of directors currently intends to continue to address this issue on an annual basis consistent with the above described historical practices of the board of directors, except that the board of directors may determine to depart from those historical practices again in the future in the event of the occurrence of what the board of directors believes are material or significant events. The board of directors will, accordingly, establish a new issuance price and redemption price effective at the 2004 annual meeting of the shareholders, and that the price will be set at approximately 75% of the book value of Breda as of December 31, 2003, but adjusted as described in the preceding paragraph. Breda estimates that the issuance price and redemption price that will be set at the 2004 annual meeting of the shareholders will be approximately $326.00.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 (based on the 1994 year-end audited financial statements of Breda) to the current $303 per share amount which was established at the May 20, 2003 annual meeting of the shareholders. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

      o The referenced increase was due primarily to two "one-time" material events, those being the sale of Breda's direct broadcast satellite operation and the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., and

      o Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries' normal and ordinary course business operations, and, in fact, sees continuing downside pressure on those revenues.

Since there is no public trading market or any other principal market for Breda's common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder's shares. Breda's repurchases of its common stock are discussed below in this section.

As discussed below, an auction was held in October, 1999, at which shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders. There are no current plans to arrange any other auctions in the future. Breda also maintains a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder's shares, a shareholder may, with the consent of Breda's board of directors, transfer the shareholder's shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not eligible to be a shareholder in Breda by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling), even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda's right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. The shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

Breda's bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Given that repurchases of common stock by Breda currently are the primary method for a shareholder to be able to sell the shareholder's shares, the following paragraphs provide additional information on Breda's purchases of its common stock from its shareholders.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998, Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share.

No shares were repurchased by Breda during the period of December 31, 1998 through December 31, 1999, except that in November, 1999, Breda did effectuate a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa's escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was $149 per share. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

Over the period of January 1, 2000 through December 31, 2000, Breda repurchased four hundred forty-one shares of its common stock from fourteen different shareholders, at a purchase price of $235 per share.

Over the period of January 1, 2001 through June 30, 2001, Breda repurchased 220 shares of its common stock from two different shareholders, at a purchase price of $235 per share. During the quarter ended June 30, 2001, Breda repurchased 1,104 shares of its common stock from five different shareholders, at a purchase price of $258 per share. Over the period of July 1, 2001 through December 31, 2001, Breda repurchased 892 shares of its common stock from nineteen different shareholders, at a purchase price of $258 per share.

During the period of January 1, 2002 through March 31, 2002, Breda repurchased 244 shares of its common stock from six different shareholders, at a purchase price of $258 per share. During the period of April 1, 2002 through June 30, 2002, Breda repurchased 43 shares of its common stock from one shareholder at a purchase price of $258 per share, and 720 shares of its common stock from ten different shareholders, at a purchase price of $280 per share. During the period of July 1, 2002 through December 31, 2002, Breda repurchased 1,018 shares of its common stock from 15 different shareholders, at a purchase price of $280 per share.

During the period of January 1, 2003 through March 31, 2003, Breda repurchased 188 shares of its common stock from six different shareholders, at a purchase price of $280 per share. During the period of April 1, 2003 through December 31, 2003, Breda repurchased 1,118 shares of its common stock from 16 different shareholders at a purchase price of $303 per share.

There were transfers among the shareholders of Breda during some of the above periods for which Breda did not exercise its right of first refusal. Some of those transfers are noted below.

Breda's ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the RTFC. Those restrictions are discussed below in this section.

Breda has no plans to and has not agreed to register any of its shares of common stock under any federal or state securities laws. Since Breda has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a period of over ninety days, Rule 144 under the Securities Act of 1933 would be available to permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder would be able to resell the shares without restriction under Rule 144. As discussed above, however, the governing documents of Breda impose numerous material limitations and restrictions on a shareholder's ability to sell or transfer any shares of Breda's common stock.

The marketability and value of Breda's shares of common stock may also be limited or adversely affected by some of the other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, and continuing until one of the following occurs:

      o     the shareholder no longer receives service from Breda,

      o the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,

      o     the shareholder dies, or

      o     the shareholder transfers the shareholder's shares to someone else.

As of December 31, 2003, there were 22 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them. Those 22 shareholders previously had a total of 61 shares of Class A stock.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda's common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda's shareholders, and no shares were repurchased or issued by Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder's shares to Breda at that price. The $142 figure was approximately 60% of Breda's book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda determined in late 1999 to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda's common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda's common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by Breda who subscribes to Breda's telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda's telephone services.

A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda. The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one is required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares which are intended to be sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

During the calendar year 2000, five separate sales of shares occurred between shareholders on the list. Two sales each involved two shares, which were sold for $235 per share. One sale involved fifty-three shares, which were sold for $235 per share. One sale involved thirty-one shares, which were sold for $155 per share. One sale involved two shares, which were sold for $149 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2001, three separate sales of shares occurred between shareholders on the list. Two sales each involved seven shares, which were sold for $258 per share. The other sale involved forty-three shares, which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2002, three separate sales of shares occurred between shareholders on the list. Two sales involved two shares which were sold for $258 per share. The other sale involved three shares which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2003, one sale occurred between shareholders on the list. The sale involved two shares, which were sold for $280 per share. Breda elected not to exercise its right of first refusal on any of these shares.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between anyone on the list.

Breda has declared and paid six dividends to its shareholders since Breda was incorporated in 1964. The dividends were declared on, respectively, March 15, 1999, March 13, 2000, March 12, 2001, April 8, 2002, March 10, 2003, and March
16, 2004. Each of those dividends was in the amount of $3.00 per share. The aggregate dividend paid was, respectively, $113,166, $113,046, $111,087, $104,214, $98,436 and $94,479.

Payment of dividends is within the discretion of Breda's board of directors, and out of funds legally available therefor as provided in the Iowa Business Corporation Act. Breda's ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the Rural Telephone Finance Cooperative ("RTFC"). Under those agreements, Breda may not pay any dividends without the prior written approval of the RTFC unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

The restrictions in the RTFC loan agreements also apply to Breda's purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may also preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this section.

Breda does not currently believe, however, that the restrictions in the RTFC loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in 2003. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible or exchangeable into or for common stock of Breda. Breda's shares of common stock are not convertible into any other securities.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Breda has not had any change in its accountants during Breda's two most recent fiscal years, or any disagreements with its accountants during that period which are of the type required to be disclosed under this section.

                        AVAILABILITY OF OTHER INFORMATION

Breda will provide to a shareholder, upon the written request of the shareholder, a copy of Breda's annual report on Form 10-KSB for the year ended December 31, 2003. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any such written request to Breda at the following address:

        Breda Telephone Corp.
        112 East Main
        P.O. Box 190
        Breda, Iowa 51436

The request should be directed to the attention of Clifford Neumayer, President of Breda.

                              FINANCIAL STATEMENTS

      The following pages are certain financial statements of Breda with respect to the years ended December 31, 2002 and December 31, 2003.

            [The remainder of this page is intentionally left blank.]

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                     Years Ended December 31, 2003 and 2002

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                                    Contents

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                  44
Consolidated Financial Statements:
      Consolidated Balance Sheets                                        45 - 46
      Consolidated Statements of Income                                       47
      Consolidated Statements of Stockholders' Equity                         48
      Consolidated Statements of Cash Flows                              49 - 50
      Notes to Consolidated Financial Statements                         51 - 67

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of RSA No. 9 L.P. limited partnership, the investment in which, as discussed in Note Four to the consolidated financial statements, is accounted for by the equity method of accounting. The investment in this limited partnership was $704,737 and $860,493 as of December 31, 2003 and 2002, respectively, and the equity in its net income was $185,918 and $374,110 for the years ended December 31, 2003 and 2002, respectively. The financial statements of RSA No. 9 L.P. were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for RSA No. 9. L.P., is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Kiesling Associates LLP
West Des Moines, Iowa
January 30, 2004

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002

                                                                 2003              2002
                                                             -----------      -----------
                                 ASSETS

CURRENT ASSETS
     Cash and cash equivalents                               $ 1,205,550      $ 1,032,734
     Temporary investments                                       361,543          459,059
     Accounts receivable                                         563,542          835,667
     Interest receivable                                          52,742           68,053
     Current portion of notes receivable                         144,000          116,000
     Inventory, at average cost                                  108,007           91,114
     Other                                                        25,407           86,581
                                                             -----------      -----------
                                                               2,460,791        2,689,208
                                                             -----------      -----------

OTHER NONCURRENT ASSETS
     Marketable securities                                     3,928,354        3,136,576
     Investments in unconsolidated affiliates at equity        3,942,275        3,454,159
     Other investments at cost                                   857,147          807,564
     Goodwill                                                    896,812          896,812
     Notes receivable, less current portion                      291,134          512,792
                                                             -----------      -----------
                                                               9,915,722        8,807,903
                                                             -----------      -----------

PROPERTY, PLANT AND EQUIPMENT                                  5,141,009        5,190,176
                                                             -----------      -----------

 TOTAL ASSETS                                                $17,517,522      $16,687,287
                                                             ===========      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002

                                                                               2003             2002
                                                                           -----------      -----------
                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion of long-term debt                                     $   144,183      $   134,981
     Accounts payable                                                          233,802          262,879
     Accrued taxes                                                             106,592          166,744
     Other                                                                     137,042          174,534
                                                                           -----------      -----------
                                                                               621,619          739,138
                                                                           -----------      -----------

LONG-TERM DEBT, less current portion                                         1,633,461        1,777,644
                                                                           -----------      -----------

DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES                              497,795          105,534
                                                                           -----------      -----------

STOCKHOLDERS' EQUITY
     Common stock - no par value, 5,000,000 shares authorized, 31,694 and 33,000 shares issued and outstanding at $303 and $280
        stated values, respectively                                          9,603,282        9,240,000
     Retained earnings                                                       5,161,365        4,824,971
                                                                           -----------      -----------
                                                                            14,764,647       14,064,971
                                                                           -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $17,517,522      $16,687,287
                                                                           ===========      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years Ended December 31, 2003 and 2002

                                                                                   2003              2002
                                                                               -----------       -----------
OPERATING REVENUES                                                             $ 6,197,297       $ 5,988,405
                                                                               -----------       -----------
OPERATING EXPENSES
     Cost of services                                                            2,604,184         2,325,632
     Depreciation and amortization                                               1,057,290         1,070,569
     Selling, general, and administrative                                        1,821,600         1,772,184
                                                                               -----------       -----------
                                                                                 5,483,074         5,168,385
                                                                               -----------       -----------

OPERATING INCOME                                                                   714,223           820,020
                                                                               -----------       -----------

OTHER INCOME (EXPENSES)
     Interest and dividend income                                                  277,690           299,276
     Interest expense                                                             (136,909)         (146,571)
     Income from equity investments                                              1,039,402           918,511
     Other, net                                                                      5,288            90,213
                                                                               -----------       -----------
                                                                                 1,185,471         1,161,429
                                                                               -----------       -----------

INCOME BEFORE INCOME TAXES                                                       1,899,694         1,981,449
                                                                               -----------       -----------

INCOME TAXES                                                                       710,188           692,260
                                                                               -----------       -----------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             1,189,506         1,289,189
                                                                               -----------       -----------

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                                      --           (70,768)
                                                                               -----------       -----------

NET INCOME                                                                     $ 1,189,506       $ 1,218,421
                                                                               ===========       ===========

NET INCOME PER COMMON SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE      $     36.89       $     37.95

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX                                      --             (2.08)
                                                                               -----------       -----------

NET INCOME PER COMMON SHARE                                                    $     36.89       $     35.87
                                                                               ===========       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           December 31, 2003 and 2002

                                           Common Stock
                                     -----------------------        Retained
                                     Shares        Amount           Earnings             Total
                                     ------      -----------       -----------       ------------
Balance at December 31, 2001         35,025      $ 9,036,450       $ 4,475,000       $ 13,511,450

  Comprehensive income:

     Net income                                                      1,218,421          1,218,421

  Dividends paid                                                      (104,214)          (104,214)

  Common stock redeemed, net         (2,025)        (560,686)                            (560,686)

  Stated value stock adjustment                      764,236          (764,236)
                                     ------      -----------       -----------       ------------

Balance at December 31, 2002         33,000        9,240,000         4,824,971         14,064,971

  Comprehensive income:

     Net income                                                      1,189,506          1,189,506

  Dividends paid                                                       (98,436)           (98,436)

  Common stock redeemed, net         (1,306)        (391,394)                            (391,394)

  Stated value stock adjustment                      754,676          (754,676)
                                     ------      -----------       -----------       ------------

Balance at December 31, 2003         31,694      $ 9,603,282       $ 5,161,365       $ 14,764,647
                                     ======      ===========       ===========       ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2003 and 2002

                                                                                  2003              2002
                                                                              -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                               $ 1,189,506       $ 1,218,421
       Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                           1,057,290         1,070,569
        Deferred income taxes                                                     349,694               739
        Amortization of investment tax credits                                     (9,769)           (9,769)
        Equity income in unconsolidated affiliates, net of distributions received of $676,786 and $197,264 in 2003 and 2002,
          respectively                                                           (362,616)         (721,247)
        Note receivable discount                                                  (14,342)          (17,290)
        Gain on sale of building                                                       --           102,611
        Cumulative effect of accounting change                                         --           119,945
     Changes in assets and liabilities:
        (Increase) Decrease in:
            Receivables                                                           287,437          (292,284)
            Prepayments                                                            61,174            66,520
            Inventory                                                             (16,893)            1,914
        Increase (Decrease) in:
            Accounts payable                                                      (29,077)           67,869
            Accrued taxes                                                         (60,152)           25,640
            Other                                                                 (37,492)           16,743
                                                                              -----------       -----------
        Net cash provided by operating activities                               2,414,760         1,650,381
                                                                              -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                      (1,008,124)         (754,895)
     Purchase of investments                                                   (1,747,160)       (1,464,892)
     Purchase of other investments - at equity                                   (125,500)         (248,273)
     Purchase of other investments - at cost                                       (3,566)           (3,400)
     Issuance of notes receivable                                                      --          (160,000)
     Proceeds from the sale of investments                                      1,052,898           999,499
     Proceeds from the sale of other investments - at cost                          6,319             7,333
     Repayment of notes receivable                                                208,000                --
     Cost of removing plant, net of salvage                                            --               831
                                                                              -----------       -----------
        Net cash used in investing activities                                  (1,617,133)       (1,623,797)
                                                                              -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of long term debt                                                 (134,981)         (126,365)
     Common stock redeemed, net                                                  (391,394)         (560,686)
     Dividends paid                                                               (98,436)         (104,214)
                                                                              -----------       -----------
        Net cash used in financing activities                                 $  (624,811)      $  (791,265)
                                                                              -----------       -----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2003 and 2002

                                                             2003             2002
                                                          ----------      -----------
Net Increase (Decrease) in Cash and Cash Equivalents      $  172,816      $  (764,681)

Cash and Cash Equivalents at Beginning of Year             1,032,734        1,797,415
                                                          ----------      -----------

Cash and Cash Equivalents at End of Year                  $1,205,550      $ 1,032,734
                                                          ==========      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Nature of Business

            The Breda Telephone Corporation (herein referred to as "the Company") is a provider of telecommunications exchange and local access services, cable television services and internet services in a service area located primarily in western Iowa. The company is also involved in retail sales of cellular equipment and service plans for cellular partnerships of which it owns interests, and sales of other telecommunications equipment.

            Basis of Presentation

            The accounting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent revenues and expenses. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the telephone company are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission (FCC) as modified by the state regulatory authority.

            The accounting records for the Company's cable television operations are maintained in accordance with the Uniform System of Accounts for CATV Companies prescribed by the National Association of Regulatory Utility Commissioners.

            Principles of Consolidation

            The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries, Prairie Telephone Company, Tele-Services, Ltd., and Westside Independent Telephone Company, (herein referred to as "the Company"). All material intercompany transactions have been eliminated in consolidation.

            Cash and Cash Equivalents

            All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

            Investments

            Certificates of deposit bought and held by the Company until maturity are carried at cost, which approximates market.

            Debt and marketable equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Debt and marketable equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                  BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 1.     SUMMARY OF SIGNIFICANT POLICIES (Continued)

            Investments, (Continued)

            Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company uses the FIFO method of computing realized gains and losses.

            Nonmarketable equity investments, over which the Company has significant influence or a 20% ownership, are reflected on the equity method. Other nonmarketable equity investments are stated at cost.

            Inventory

            Inventory includes both merchandise held for resale and material and supplies. Merchandise held for resale is recorded at the lower of cost or market with cost determined by the average cost method. Materials and supplies, used in the construction of the Company's facilities to provide telecommunications services, are recorded at average cost.

            Goodwill

            Goodwill is deemed to have an indefinite life and is stated at the lower of cost or fair value. The asset is subject to periodic impairment tests.

            Property, Plant and Equipment

            Telephone and cable television plant are capitalized at original cost including the capitalized cost of salaries and wages, materials, certain payroll taxes and employee benefits.

            The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

            Renewals and betterments of units of property are charged to telephone and cable television plant in service. When plant is retired, its cost is removed from the asset account and charged against accumulated depreciation together with removal cost less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.

            Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Long-Lived Assets

            The Company would provide for impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

            Income Taxes

            Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes arise from differences between the book and tax basis of property and equipment, partnership interests and goodwill. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible, when the assets and liabilities are recovered or settled.

            Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the regulatory life of the plant which produced the ITC.

            Revenue Recognition

            The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

            Local network, internet and cable television service revenues are recognized over the period a subscriber is connected to the network.

            Network access and long distance service revenues are derived from charges for access to the Company's local exchange network. The interstate portion of access revenues is based on an average schedule settlement formula administered by the National Exchange Carrier Association (NECA) which is regulated by the FCC. The intrastate portion of access revenues is billed based upon the Company's tariff for access charges filed with the Iowa Utilities Board (IUB). The charges developed from these tariffs are used to bill the connecting long distance provider and revenues are recognized in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at tariffed and contracted rates.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Other revenues include contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed. Cellular sales and commission revenues are recognized at the time the customer signs up for service.

            The Company uses the reserve method to recognize uncollectible customer accounts.

            Reclassifications

            Certain reclassifications have been made to the 2002 consolidated financial statements to conform with the 2003 presentation.

NOTE 2.     TEMPORARY INVESTMENTS AND MARKETABLE SECURITIES

            The amortized cost and fair value of certificates of deposits and investments classified as held-to-maturity are as follows:

                                                                   Gross             Gross
                                               Amortized        Unrealized         Unrealized            Fair
                                                 Cost              Gains             Losses              Value
                                             ------------      ------------       ------------       ------------
                December 31, 2003

            Held-to-Maturity:
                  Municipal bonds            $  4,070,876      $    127,532       $    (34,429)      $  4,163,979
                  Government securities           219,021                               (3,830)           215,191
                                             ------------      ------------       ------------       ------------
                                             $  4,289,897      $    127,532       $    (38,259)      $  4,379,170
                                             ============      ============       ============       ============

                December 31, 2002

            Certificates of deposit          $    275,000      $                  $                  $    275,000

            Held-to-Maturity:
                  Municipal bonds               2,971,671           134,022             (4,449)         3,101,244
                  Government securities           348,964               858             (2,436)           347,386
                                             ------------      ------------       ------------       ------------
                                             $  3,595,635      $    134,880       $     (6,885)      $  3,723,630
                                             ============      ============       ============       ============

                                                  2003              2002
                                             ------------      ------------
            Amounts classified as:
                  Current                    $    361,543      $    459,059
                  Noncurrent                    3,928,354         3,136,576
                                             ------------      ------------
                     Total                   $  4,289,897      $  3,595,635
                                             ============      ============

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 2.     TEMPORARY INVESTMENTS AND MARKETABLE SECURITIES (Continued)

            Certificates of deposit and investments classified as held-to-maturity at December 31, 2003 are summarized below by contractual maturity date:

                                                                   Amortized
                                                                      Cost              Fair Value
                                                                  ------------        ------------
                  Due in one year or less                         $    361,543        $    364,441
                  Due after one year through three years               815,953             858,441
                  Due after three years through five years             954,994             990,420
                  Due after five years                               2,157,407           2,165,868
                                                                  ------------        ------------
                                                                  $  4,289,897        $  4,379,170
                                                                  ============        ============

NOTE 3.     NOTES RECEIVABLE

            Notes receivable consist of the following:

                                                                        2003                2002
                                                                    ------------      ------------
            Desktop Media, L.L.C. - 13%                             $    435,134      $    468,792
            Toyne, Inc.           - 7%                                        --           160,000
                                                                    ------------      ------------
                                                                         435,134           628,792
                     Less current portion                                144,000           116,000
                                                                    ------------      ------------
                                                                    $    291,134      $    512,792
                                                                    ============      ============

            The note with Desktop Media, L.L.C., has an original balance of $500,000, matures in 2006 and reflects interest at 13%. The note is shown net of unamortized discounts of $16,866 and $31,208 at December 31, 2003 and 2002, respectively. Principal payments of $12,000 plus interest are due the first of each month beginning May of 2003 and shall be due each month thereafter until paid in full. On September 17, 2003 the Company signed a principal deferral agreement with Desktop Media, L.L.C. to defer principal payments due in the months of September through December 2003.

            During September 2001, the Company entered into a contract with Toyne, Inc. to sell its corporate building for $200,000. The Company received a cash deposit of $20,000 and the contract established payment terms. On October 15, 2002, the Company received a promissory note for the $180,000 at a rate of 7%. The transaction resulted in a before tax gain of $102,611 in 2002. The note was paid in full during 2003.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 4.     OTHER INVESTMENTS

            INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

            Investments in unconsolidated affiliates at equity include investments in partnerships, limited liability companies and joint ventures as follows:

                                                       2003              2002
                                                    -----------      -----------

            Alpine Communications, L.C              $ 1,300,446      $   988,228
            RSA #1, Ltd.                                836,306          693,328
            RSA #7, Ltd.                                275,062          244,490
            RSA #8, Ltd.                                704,972          534,867
            RSA #9, Ltd                                 704,737          860,493
            Quad County Communications                   86,350           98,738
            Carroll County Wireless, L.L.C               25,273           24,886
            Guthrie Group, L.L.C                          9,129            9,129
                                                    -----------      -----------
                                                    $ 3,942,275      $ 3,454,159
                                                    ===========      ===========

            The Company continues to have a 17.42% ownership interest in Alpine Communications, L.C. (Alpine). The Alpine group operates several telephone exchanges in eastern Iowa.

            The Company's percentage ownership interests in RSA #1, Ltd., RSA #7, Ltd., RSA #8, Ltd. and RSA #9, Ltd. are 9.1%, 7.1%, 11.7% and
            16.7%, respectively, at December 31, 2003.

            Additionally, Westside Independent Telephone Company, a wholly-owned subsidiary of Breda Telephone Corporation, has a 33.33% ownership interest in Quad County Communications (Quad County). This entity owns and operates a fiber optic network.

            The Company's percentage interests in Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are 33.33% and 25%, respectively. Both companies have purchased the licenses to provide personal communication services (PCS); however, neither company has begun providing PCS services as of December 31, 2003. The operations of these entities are immaterial to the consolidated financial statements.

            Investments with less than a 20% ownership are carried at equity due to the level of influence the Company has with respect to each investment.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 4.     OTHER INVESTMENTS (Continued)

            Condensed consolidated financial data for the twelve months ended September 30, 2003 and 2002 for Alpine, RSA #1, RSA #7, RSA #8, RSA #9, and Quad County is as follows:

                                                                        2003          2002
                                                                    ------------  ------------
            Revenues                                                $ 42,408,080  $ 41,987,013
            Expenses                                                  30,407,082    30,542,190
                                                                    ------------  ------------
            Net Income                                              $ 12,000,998  $ 11,444,823
                                                                    ============  ============

            Current assets                                          $ 13,948,541  $ 13,208,958
            Non-current assets                                        35,863,771    35,823,617
            Current liabilities                                        4,417,295     4,753,174
            Non-current liabilities                                   14,693,369    16,845,194

            LONG-TERM INVESTMENTS AT COST

            Long-term investments at cost include nonmarketable equity securities and certificates as follows:

                                                                        2003          2002
                                                                    ------------  ------------
            NECA Services, Inc. - stock                             $    300,000  $    300,000
            Rural Telephone Finance Cooperative - certificates           189,317       192,070
            Rural Telephone Bank - stock                                 165,789       165,789
            Iowa Network Services - stock                                 78,705        78,705
            Desktop Media, L.L.C                                          60,000        60,000
            NRTC Patronage Capital - certificates                         52,336            --
            Other                                                         11,000        11,000
                                                                    ------------  ------------
                                                                    $    857,147  $    807,564
                                                                    ============  ============

            The NRTC declares and Breda Telephone Corporation receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 30% is received in cash and 70% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income is recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $52,336 at December 31, 2003.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 5.     GOODWILL

            Goodwill consists of the following:

                                                       2003             2002
                                                   -----------      -----------

            Balance, Beginning of Year             $   896,812      $ 1,016,757
                Goodwill acquired                           --               --
                Goodwill impairment                         --         (119,945)
                                                   -----------      -----------
            Balance, End of Year                   $   896,812      $   896,812
                                                   ===========      ===========

            In accordance with SFAS 142, the Company annually assesses its recorded balances of goodwill. The Company determined an impairment of $119,945, related to goodwill, existed on January 1, 2002. It was determined that the goodwill related to the purchase price of Westside Communications, Inc., which is a component of the broadcast segment, was impaired. Fair value was determined using a discounted cash flow method. The impairment loss of $70,768, net of tax, is presented in the income statement as a cumulative effect of an accounting change.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 6.     PROPERTY, PLANT AND EQUIPMENT

            Property, plant and equipment includes the following:

                                                                  2003             2002
                                                              -----------      -----------
            Telephone plant in service:
                 Land                                         $    41,508      $    41,508
                 Buildings                                      1,580,697        1,210,087
                 Other general support assets                   1,571,269        1,465,661
                 Central office assets                          2,618,151        2,256,252
                 Cable and wire facilities                      4,452,624        4,448,036
                 Other plant and equipment                        838,091          788,148
                                                              -----------      -----------
                                                               11,102,340       10,209,692
                                                              -----------      -----------

            Cable television plant in service:
                 Land                                               6,086            6,086
                 Buildings                                        127,937          127,938
                 Other plant and equipment                        180,098          177,445
                 Towers, antennas and head end equipment        1,516,105        1,509,394
                 Cable and wire facilities                      1,573,524        1,573,524
                 Franchises                                        32,992           32,992
                                                              -----------      -----------
                                                                3,436,742        3,427,379
                                                              -----------      -----------

                 Total property, plant and equipment           14,539,082       13,637,071
                 Less accumulated depreciation                  9,468,930        8,468,035
                                                              -----------      -----------
                                                                5,070,152        5,169,036
                 Plant under construction                          70,857           21,140
                                                              -----------      -----------
                                                              $ 5,141,009      $ 5,190,176
                                                              ===========      ===========

            Telephone cable and wire facilities of approximately $675,000 and cable television head end equipment of approximately $525,000 was fully depreciated in 2003. Depreciation on depreciable property resulted in composite rates of 7.5% and 8.1% for 2003 and 2002, respectively.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 7.     INCOME TAXES

            Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                                                 2003            2002
                                                             -----------     -----------
            Federal income taxes:
                 Current tax expense                         $   238,562     $   503,880
                 Deferred tax expense (benefit)                  264,048            (531)
                 Amortization of investment tax credits           (9,769)         (9,769)
            State income taxes:
                 Current tax expense                             131,701         198,888
                 Deferred tax expense (benefit)                   85,646            (208)
                                                             -----------     -----------
            Total income tax expense                         $   710,188     $   692,260
                                                             ===========     ===========

            Deferred federal and state tax liabilities and assets reflected in the Consolidated Balance Sheets are summarized as follows:

                                                                 2003            2002
                                                             -----------     -----------
            Deferred Tax Liabilities
                Federal                                      $   426,338     $   269,312
                State                                            139,907          79,530
                                                             -----------     -----------
                    Total Deferred Tax Liabilities               566,245         348,842
                                                             -----------     -----------

            Deferred Tax Assets
                Federal                                           90,324         197,347
                State                                             44,934          70,202
                                                             -----------     -----------
                    Total Deferred Tax Assets                    135,258         267,549
                                                             -----------     -----------

                Net Deferred Tax Liability                   $   430,987     $    81,293
                                                             ===========     ===========

            Current Portion                                  $        --     $        --
            Long-term Portion                                    430,987          81,293
                                                             -----------     -----------
                Net Deferred Tax Liability                   $   430,987     $    81,293
                                                             ===========     ===========

            The tax provision differs from the expense that would result from applying the federal statutory rates to income before income taxes as the result of state income taxes and the amortization of investment tax credits.

            Cash paid for income taxes and estimated income taxes for 2003 and 2002 totaled $425,260 and $566,317, respectively.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 7.     INCOME TAXES (Continued)

            The following is a reconciliation of the statutory federal income tax rate of 34% to the Company's effective income tax rate:

                                                            2003         2002
                                                           ------       ------
            Statutory federal income tax rate                34.0%        34.0%
            State income taxes, net of federal benefit       10.1%         9.6%
            Amortization of investment tax credits           (0.1)%       (0.1)%
            Dividends received deduction                     (1.4)%       (1.5)%
            Tax exempt interest                              (3.7)%       (3.9)%
            Other                                            (1.5)%       (3.2)%
                                                           ------       ------
                 Effective income tax rate                   37.4%        34.9%
                                                           ======       ======

            The Company files consolidated tax returns including their subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company and Tele-Services, Ltd.

NOTE 8.     LONG-TERM DEBT

            Long-term debt consists of:

                                                            2003         2002
                                                         ----------   ----------
            Rural Telephone Finance Cooperative
               7.35% (Fixed Rate)                        $1,777,644   $1,912,625
                 Less current portion                       144,183      134,981
                                                         ----------   ----------
                                                         $1,633,461   $1,777,644
                                                         ==========   ==========

            The annual requirements for principal payments on long-term debt for the next five years are as follows:

                              2004                  $  144,183
                              2005                     154,013
                              2006                     164,513
                              2007                     175,729
                              2008                     187,710

            Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by the year 2013.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 8.     LONG-TERM DEBT (Continued)

            The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5.

            The Company has a line of credit with the RTFC for $1,500,000. The approved line of credit is available until December 1, 2005 at a rate of 4.65% at December 31, 2003. No funds were advanced under the line at December 31, 2003.

            In addition, Prairie Telephone Company, Inc. a wholly-owned subsidiary of Breda Telephone Corporation, has a line of credit with the RTFC for $500,000. This approved line of credit is available until November 30, 2005 at a rate of 4.65% at December 31, 2003. No funds were advanced under the line at December 31, 2003.

            Cash paid for interest net of amounts capitalized for 2003 and 2002 totaled $136,909 and $146,571, respectively.

NOTE 9.     OPERATING SEGMENTS INFORMATION

            The Company organizes its business into three reportable segments: local exchange carrier (LEC) services, broadcast services and internet service provider (ISP) services. The LEC services segment provides telephone, data services and other services to customers in local exchanges. The broadcast services segment provides cable television services to customers in Iowa and Nebraska. The ISP services segment provides internet access to customers within the local exchanges and the surrounding areas.

            The Company's reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 9.     OPERATING SEGMENTS INFORMATION (Continued)

            The segment's accounting policies are the same as those described in the summary of significant accounting policies.

                                                    Local                             Internet
                                                  Exchange                            Service
                           2003                    Carrier         Broadcast          Provider         Other            Total
                                                 -----------      -----------       -----------       --------       -----------
            Revenues and sales                   $ 4,661,184      $   909,292       $   626,821       $     --       $ 6,197,297
            Intersegment income and sales                 --               --                --             --                --
            Interest income                          273,486            4,052               152             --           277,690
            Interest expense                         136,909               --                --             --           136,909
            Depreciation and amortization            680,483          257,039           119,768             --         1,057,290
            Income tax expense (benefit)             919,171         (100,238)         (108,745)            --           710,188
            Segment profit (loss)                  1,490,238         (144,246)         (156,486)            --         1,189,506
            Segment assets                        14,882,852        1,267,811         1,366,859             --        17,517,522
            Expenditures for segment assets          325,645           30,828           651,651             --         1,008,124

                          2002

            Revenues and sales                   $ 4,287,041      $   975,336       $   726,028       $     --       $ 5,988,405
            Intersegment income and sales                 --               --                --             --                --
            Interest income                          291,951            7,321                 4             --           299,276
            Interest expense                         146,571               --                --             --           146,571
            Depreciation and amortization            667,403          310,214            92,952             --         1,070,569
            Income tax expense (benefit)             810,014          (29,439)          (86,273)        (2,042)          692,260
            Segment profit (loss)                  1,384,318         (114,925)          (47,807)        (3,165)        1,218,421
            Segment assets                        14,345,956        1,463,418           828,015         49,898        16,687,287
            Expenditures for segment assets          596,549           14,136           144,210             --           754,895

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 9.     OPERATING SEGMENTS INFORMATION (Continued)

            Reconciliation of Segment Information                  2003             2002
                                                               -----------      ------------
             REVENUES:
                  Total revenues for reportable segments       $ 6,197,297      $  5,988,405
                  Other revenues                                        --                --
                                                               -----------      ------------
                      Consolidated Revenues                    $ 6,197,297      $  5,988,405
                                                               ===========      ============

             PROFIT:
                  Total Profit for reportable segments         $ 1,189,506      $  1,221,586
                  Other profit (loss)                                   --            (3,165)
                                                               -----------      ------------
                      Net Income                               $ 1,189,506      $  1,218,421
                                                               ===========      ============

             ASSETS:
                  Total assets for reportable segments         $17,517,522      $ 16,637,389
                  Other assets                                          --            49,898
                  Elimination of intercompany receivables               --                --
                                                               -----------      ------------
                      Consolidated Assets                      $17,517,522      $ 16,687,287
                                                               ===========      ============

NOTE 10.    NET INCOME PER COMMON SHARE

            Net income per common share for 2003 and 2002 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 2003 and 2002 were 32,241 and 33,968, respectively.

NOTE 11.    STOCK VALUE ADJUSTMENT

            During May 2003, the board of directors authorized a $23 increase in the stated value of each share of common stock from $280 to $303. There were 32,812 shares outstanding at the time of the value adjustment, which reduced earnings by $754,676.

            During May 2002, the board of directors authorized a $22 increase in the stated value of each share of common stock from $258 to $280. There were 34,738 shares outstanding at the time of the value adjustment, which reduced earnings by $764,236.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 12.    STOCK RESTRICTIONS

            The Company as one class of common stock. Each stockholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

            o Individuals purchasing new shares of stock must be living within the service areas of the Breda Telephone Corporation and subscribe to its telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Breda Telephone Corporation.

            o Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

            o Stockholders shall not sell any shares of stock owned unless the Company as been given first right of refusal.

            o In households with multiple individuals, only one person must be deemed the subscriber of Company services.

            o A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed for shareholders of record for the shares they held in 1995 even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Breda Telephone Corporation's telephone services.

            o Stock transfers require consent of the board of directors.

            The Company may adopt bylaws, which may further restrict the transfer or ownership of capital stock of the Company.

NOTE 13.    EMPLOYEE BENEFITS

            The Company adopted for its employees who have met certain eligibility requirements, a defined benefit retirement and security program sponsored by the National Telephone Cooperative Association
            (NTCA). The plan calls for the Company to contribute 8.6 % of each enrolled employees' annual gross salary. As a condition of participation, each participating employee must also contribute a minimum 3% of their annual gross salary. Contributions made by the Company totaled $92,016 and $88,860 for the years ended December 31, 2003 and 2002, respectively.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 14.    ASSET RETIREMENT OBLIGATION

            SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued in June 2001, and became effective for the Company beginning January 1, 2003. SFAS No. 143 requires entities to record the fair value of a liability for legal obligations associated with as asset retirement in the period in which the obligations are incurred. When the liability is initially recorded, the entity capitalizes the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.

            The Company adopted SFAS No. 143 effective January 1, 2003. The Company has determined it does not have a material legal obligation to remove long-lived assets as described by SFAS No. 143, and accordingly, adoption of SFAS No. 143 did not have a material impact on the Company's financial statements for the year ended December 31, 2003.

NOTE 15.    RELATED PARTY TRANSACTIONS

            The Company receives commission revenue from RSA #9, Ltd. Partnership (RSA #9) based on cellular service activation and retention. The Company has a 16.7% ownership interest in RSA #9. Commissions received by the Company for the years ended December 31, 2003 and 2002 were approximately $1,018,000 and $778,500, respectively. At December 31, 2003 and 2002, $102,754 and $111,755
            were due from RSA #9 for commissions.

NOTE 16.    CONCENTRATIONS OF CREDIT RISK

            The Company grants credit to local service customers, all of whom are located in the franchised service area, broadcast customers, internet customers and telecommunications intrastate and interstate long distance carriers.

            The Company received 39% of its 2003 revenues from access revenues and assistance provided by the Federal Universal Service Fund. As a result of the Telecommunications Act of 1996, the manner in which access revenues and Universal Service Funds are determined is currently being modified by regulatory bodies.

            Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both temporary and long-term investments. The Company places its cash, cash equivalents and investments in several financial institutions which limits the amount of credit exposure in any one financial institution.

            The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

NOTE 17.    WIRELESS TERMINATING ACCESS REVENUE

            The Iowa Utilities Board issued an order on November 26, 2001, which stated that Qwest Corporation would not be required to pay access charges for calls placed by a wireless customer to a wireline customer carried by Qwest. Sufficient information related to the calling party is not being provided to the Company by Qwest on the toll records. Accordingly, the Company is not able to ascertain whether the caller is a wireline or wireless customer and whether access charges are or are not due to the Company. As a result, the Company continues to bill Qwest access for all terminating minutes and has had to rely on Qwest to provide adjustments for their estimate of the wireless minutes. Qwest issued a bill to the Company asking for refunds of amounts paid to the Company during the period April 1999 through February 2002 that Qwest contends were mistakenly overpaid to the Company for access charges during that period. The Company has accrued this bill for $22,600 which is in accounts payable at December 31, 2003. During the years ended December 31, 2003 and 2002, the Company has reduced its revenues approximately $169,000 and $72,000, respectively, related to Qwest estimated wireless terminating access that the Company has billed but to which Qwest has not paid.

NOTE 18.    CONTINGENCY

            Qwest Communications initiated an inquiry of twenty Iowa local exchange carriers. As a result of the inquiry, the Company found in October 2003 that Qwest had been inappropriately routing cellular phone traffic through the Company's toll facilities. Upon discovery of this, Qwest rerouted this cellular traffic so that it no longer goes through the Company's facilities. The Company has taken the position that this traffic was routed over its network and the access that Qwest has paid to them was appropriately billed. Accordingly, the Company believes that this issue will not effect prior periods. The Company has estimated that network access revenues will decrease by approximately $200,000 in 2004.